EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Archive, LLC. The offering statement was originally filed by RSE Archive, LLC on August 13, 2019 and has been amended by RSE Archive, LLC on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission on October 11, 2019.

Different series of RSE Archive, LLC have already been offered or have been qualified but not yet launched as of the date hereof, by RSE Archive, LLC under the offering statement, as amended and qualified. Each such series of RSE Archive, LLC will continue to be offered and sold by RSE Archive, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to add to the offering statement, as amended and qualified, the offering of additional series of RSE Archive, LLC. The series already offered, or qualified but not yet launched as of the date hereof, under the offering statement, and the additional series being added to the offering statement by means of this post-qualification amendment, are outlined in the “Master Series Table” contained in the section titled “Interests in Series Covered by This Amendment” of the Offering Circular to this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 10 amends the Post-Qualification Offering Circular No. 9 of  RSE Archive LLC, dated August 7, 2020, as qualified on August 21, 2020, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 10

SUBJECT TO COMPLETION; DATED SEPTEMBER 15, 2020

RSE ARCHIVE, LLC

250 LAFAYETTE STREET, 2nd FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This Post-Qualification Amendment relates to the offer and sale of series of interest, as described below, to be issued by RSE Archive, LLC (the “Company,” “RSE Archive,” “we,” “us,” or “our”).

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #52MANTLE	Per Unit	$132.00		$132.00
	Total Minimum	$105,600		$105,600
	Total Maximum	$132,000		$132,000

Series #71MAYS	Per Unit	$28.50		$28.50
	Total Minimum	$45,600		$45,600
	Total Maximum	$57,000		$57,000

Series #RLEXPEPSI	Per Unit	$8.90		$8.90
	Total Minimum	$14,240		$14,240
	Total Maximum	$17,800		$17,800

Series #10COBB	Per Unit	$39.00		$39.00
	Total Minimum	$31,200		$31,200
	Total Maximum	$39,000		$39,000

Series #POTTER	Per Unit	$24.00		$24.00
	Total Minimum	$57,600		$57,600
	Total Maximum	$72,000		$72,000

Series #TWOCITIES	Per Unit	$72.50	$72.50
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #FROST	Per Unit	$67.50	$67.50
	Total Minimum	$10,800	$10,800
	Total Maximum	$13,500	$13,500

Series #BIRKINBLEU	Per Unit	$58.00	$58.00
	Total Minimum	$46,400	$46,400
	Total Maximum	$58,000	$58,000

Series #SMURF	Per Unit	$17.25	$17.25
	Total Minimum	$27,600	$27,600
	Total Maximum	$34,500	$34,500

Series #70RLEX	Per Unit	$20.00	$20.00
	Total Minimum	$16,000	$16,000
	Total Maximum	$20,000	$20,000

Series #EINSTEIN	Per Unit	$7.25	$7.25
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #HONUS	Per Unit	$52.00	$52.00
	Total Minimum	$416,000	$416,000
	Total Maximum	$520,000	$520,000

Series #75ALI	Per Unit	$23.00	$23.00
	Total Minimum	$36,800	$36,800
	Total Maximum	$46,000	$46,000

Series #71ALI	Per Unit	$15.50	$15.50
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #APROAK	Per Unit	$75.00	$75.00
	Total Minimum	$60,000	$60,000
	Total Maximum	$75,000	$75,000

Series #88JORDAN	Per Unit	$11.00	$11.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #BIRKINBOR	Per Unit	$26.25	$26.25
	Total Minimum	$42,000	$42,000
	Total Maximum	$52,500	$52,500

Series #33RUTH	Per Unit	$38.50	$38.50
	Total Minimum	$61,600	$61,600
	Total Maximum	$77,000	$77,000

Series #SPIDER1	Per Unit	$22.00	$22.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #BATMAN3	Per Unit	$78.00	$78.00
	Total Minimum	$62,400	$62,400
	Total Maximum	$78,000	$78,000

Series #ROOSEVELT	Per Unit	$19.50	$19.50
	Total Minimum	$15,600	$15,600
	Total Maximum	$19,500	$19,500

Series #ULYSSES	Per Unit	$51.00	$51.00
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #56MANTLE	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #AGHOWL	Per Unit	$38.00	$38.00
	Total Minimum	$15,200	$15,200
	Total Maximum	$19,000	$19,000

Series #98JORDAN	Per Unit	$64.00	$64.00
	Total Minimum	$102,400	$102,400
	Total Maximum	$128,000	$128,000

Series #18ZION	Per Unit	$30.00	$30.00
	Total Minimum	$12,000	$12,000
	Total Maximum	$15,000	$15,000

Series #SNOOPY	Per Unit	$12.75	$12.75
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #APOLLO11	Per Unit	$32.00	$32.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #24RUTHBAT	Per Unit	$85.00	$85.00
	Total Minimum	$204,000	$204,000
	Total Maximum	$255,000	$255,000

Series #YOKO	Per Unit	$80.00	$80.00
	Total Minimum	$12,800	$12,800
	Total Maximum	$16,000	$16,000

Series #86JORDAN	Per Unit	$40.00	$40.00
	Total Minimum	$32,000	$32,000
	Total Maximum	$40,000	$40,000

Series #RUTHBALL1	Per Unit	$14.50	$14.50
	Total Minimum	$23,200	$23,200
	Total Maximum	$29,000	$29,000

Series #HULK1	Per Unit	$44.50	$44.50
	Total Minimum	$71,200	$71,200
	Total Maximum	$89,000	$89,000

Series #HIMALAYA	Per Unit	$70.00	$70.00
	Total Minimum	$112,000	$112,000
	Total Maximum	$140,000	$140,000

Series #55CLEMENTE	Per Unit	$38.00	$38.00
	Total Minimum	$30,400	$30,400
	Total Maximum	$38,000	$38,000

Series #38DIMAGGIO	Per Unit	$22.00	$22.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #BOND1	Per Unit	$39.00	$39.00
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #LOTR	Per Unit	$29.00	$29.00
	Total Minimum	$23,200	$23,200
	Total Maximum	$29,000	$29,000

Series #CATCHER	Per Unit	$25.00	$25.00
	Total Minimum	$10,000	$10,000
	Total Maximum	$12,500	$12,500

Series #SUPER21	Per Unit	$1.00	$1.00
	Total Minimum	$6,800	$6,800
	Total Maximum	$8,500	$8,500

Series #BATMAN1	Per Unit	$71.00	$71.00
	Total Minimum	$56,800	$56,800
	Total Maximum	$71,000	$71,000

Series #GMTBLACK1	Per Unit	$28.00	$28.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

Series #BIRKINTAN	Per Unit	$28.00	$28.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

Series #61JFK	Per Unit	$11.50	$11.50
	Total Minimum	$18,400	$18,400
	Total Maximum	$23,000	$23,000

Series #50JACKIE	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #POKEMON1	Per Unit	$25.00	$25.00
	Total Minimum	$100,000	$100,000
	Total Maximum	$125,000	$125,000

Series #LINCOLN	Per Unit	$20.00	$20.00
	Total Minimum	$64,000	$64,000
	Total Maximum	$80,000	$80,000

Series #STARWARS1	Per Unit	$1.00	$1.00
	Total Minimum	$9,600	$9,600
	Total Maximum	$12,000	$12,000

Series #56TEDWILL	Per Unit	$45.00	$45.00
	Total Minimum	$72,000	$72,000
	Total Maximum	$90,000	$90,000

Series #68MAYS	Per Unit	$19.50	$19.50
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #TMNT1	Per Unit	$65.00	$65.00
	Total Minimum	$52,000	$52,000
	Total Maximum	$65,000	$65,000

Series #CAPTAIN3	Per Unit	$37.00	$37.00
	Total Minimum	$29,600	$29,600
	Total Maximum	$37,000	$37,000

Series #51MANTLE	Per Unit	$17.00	$17.00
	Total Minimum	$27,200	$27,200
	Total Maximum	$34,000	$34,000

Series #CHURCHILL	Per Unit	$1.00	$1.00
	Total Minimum	$6,000	$6,000
	Total Maximum	$7,500	$7,500

Series #SHKSPR4	Per Unit	$115.00	$115.00
	Total Minimum	$92,000	$92,000
	Total Maximum	$115,000	$115,000

Series #03KOBE	Per Unit	$8.00	$8.00
	Total Minimum	$40,000	$40,000
	Total Maximum	$50,000	$50,000

Series #03LEBRON	Per Unit	$17.00	$17.00
	Total Minimum	$27,200	$27,200
	Total Maximum	$34,000	$34,000

Series #03JORDAN	Per Unit	$20.50	$20.50
	Total Minimum	$32,800	$32,800
	Total Maximum	$41,000	$41,000

Series #39TEDWILL	Per Unit	$5.00	$5.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

Series #94JETER	Per Unit	$45.00	$45.00
	Total Minimum	$36,000	$36,000
	Total Maximum	$45,000	$45,000

Series #2020TOPPS	Per Unit	$10.00	$10.00
	Total Minimum	$80,000	$80,000
	Total Maximum	$100,000	$100,000

Series #FANFOUR1	Per Unit	$52.50	$52.50
	Total Minimum	$84,000	$84,000
	Total Maximum	$105,000	$105,000

Series #86RICE	Per Unit	$1.00	$1.00
	Total Minimum	$18,400	$18,400
	Total Maximum	$23,000	$23,000

Series #DAREDEV1	Per Unit	$1.00	$1.00
	Total Minimum	$9,200	$9,200
	Total Maximum	$11,500	$11,500

Series #85MARIO	Per Unit	$50.00	$50.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #TOS39	Per Unit	$45.00	$45.00
	Total Minimum	$108,000	$108,000
	Total Maximum	$135,000	$135,000

Series #05LATOUR	Per Unit	$9.80	$9.80
	Total Minimum	$7,840	$7,840
	Total Maximum	$9,800	$9,800

Series #16SCREAG	Per Unit	$39.00	$39.00
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #14DRC	Per Unit	$54.00	$54.00
	Total Minimum	$43,200	$43,200
	Total Maximum	$54,000	$54,000

Series #16PETRUS	Per Unit	$5.00	$5.00
	Total Minimum	$36,000	$36,000
	Total Maximum	$45,000	$45,000

Series #ALICE	Per Unit	$1.00	$1.00
	Total Minimum	$9,600	$9,600
	Total Maximum	$12,000	$12,000

Series #SPIDER10	Per Unit	$5.00	$5.00
	Total Minimum	$16,800	$16,800
	Total Maximum	$21,000	$21,000

Series #57MANTLE	Per Unit	$1.00	$1.00
	Total Minimum	$6,400	$6,400
	Total Maximum	$8,000	$8,000

Series #FAUBOURG	Per Unit	$75.00	$75.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #SOBLACK	Per Unit	$56.00	$56.00
	Total Minimum	$44,800	$44,800
	Total Maximum	$56,000	$56,000

Series #GATSBY	Per Unit	$50.00	$50.00
	Total Minimum	$160,000	$160,000
	Total Maximum	$200,000	$200,000

Series #TKAM	Per Unit	$16.00	$16.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #APEOD	Per Unit	$62.00	$62.00
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #15PTKWT	Per Unit	$108.00	$108.00
	Total Minimum	$86,400	$86,400
	Total Maximum	$108,000	$108,000

Series #AMZFNT15	Per Unit	$65.00	$65.00
	Total Minimum	$26,000	$26,000
	Total Maximum	$32,500	$32,500

Series #NEWTON	Per Unit	$68.75	$68.75
	Total Minimum	$220,000	$220,000
	Total Maximum	$275,000	$275,000

Series #BATMAN6	Per Unit	$13.50	$13.50
	Total Minimum	$21,600	$21,600
	Total Maximum	$27,000	$27,000

Series #HALONFR	Per Unit	$27.00	$27.00
	Total Minimum	$21,600	$21,600
	Total Maximum	$27,000	$27,000

Series #AVENGERS1	Per Unit	$54.00	$54.00
	Total Minimum	$216,000	$216,000
	Total Maximum	$270,000	$270,000

Series #SUPER14	Per Unit	$25.00	$25.00
	Total Minimum	$104,000	$104,000
	Total Maximum	$130,000	$130,000

Series #DUNE	Per Unit	$13.25	$13.25
	Total Minimum	$10,600	$10,600
	Total Maximum	$13,250	$13,250

Series #93DAYTONA	Per Unit	$21.00	$21.00
	Total Minimum	$33,600	$33,600
	Total Maximum	$42,000	$42,000

Series #TORNEK	Per Unit	$55.00	$55.00
	Total Minimum	$132,000	$132,000
	Total Maximum	$165,000	$165,000

Series #57STARR	Per Unit	$1.00	$1.00
	Total Minimum	$6,400	$6,400
	Total Maximum	$8,000	$8,000

Series #ANMLFARM	Per Unit	$10.00	$10.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #37HEISMAN	Per Unit	$46.00	$46.00
	Total Minimum	$368,000	$368,000
	Total Maximum	$460,000	$460,000

Series #JUSTICE1	Per Unit	$43.00	$43.00
	Total Minimum	$172,000	$172,000
	Total Maximum	$215,000	$215,000

Series #AF15	Per Unit	$25.00	$25.00
	Total Minimum	$160,000	$160,000
	Total Maximum	$200,000	$200,000

Series #59JFK	Per Unit	$13.00	$13.00
	Total Minimum	$20,800	$20,800
	Total Maximum	$26,000	$26,000

Series #GRAPES	Per Unit	$19.50	$19.50
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #JOBSMAC	Per Unit	$10.00	$10.00
	Total Minimum	$40,000	$40,000
	Total Maximum	$50,000	$50,000

Series #AVENGE57	Per Unit	$1.00	$1.00
	Total Minimum	$16,000	$16,000
	Total Maximum	$20,000	$20,000

Series #PICNIC	Per Unit	$27.00	$27.00
	Total Minimum	$43,200	$43,200
	Total Maximum	$54,000	$54,000

Series #CLEMENTE2	Per Unit	$35.00	$35.00
	Total Minimum	$56,000	$56,000
	Total Maximum	$70,000	$70,000

Series #09TROUT	Per Unit	$20.00	$20.00
	Total Minimum	$180,000	$180,000
	Total Maximum	$225,000	$225,000

Series #79STELLA	Per Unit	$5.00	$5.00
	Total Minimum	$55,200	$55,200
	Total Maximum	$69,000	$69,000

Series #62MANTLE	Per Unit	$25.00	$25.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #KEROUAC	Per Unit	$20.00	$20.00
	Total Minimum	$78,400	$78,400
	Total Maximum	$98,000	$98,000

Series #09BEAUX	Per Unit	$5.00	$5.00
	Total Minimum	$27,200	$27,200
	Total Maximum	$34,000	$34,000

Series #13BEAUX	Per Unit	$5.00	$5.00
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #09RBLEROY	Per Unit	$25.00	$25.00
	Total Minimum	$86,000	$86,000
	Total Maximum	$107,500	$107,500

Series #00MOUTON	Per Unit	$13.50	$13.50
	Total Minimum	$21,600	$21,600
	Total Maximum	$27,000	$27,000

Series #11BELAIR	Per Unit	$11.00	$11.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #06BRM	Per Unit	$10.00	$10.00
	Total Minimum	$14,800	$14,800
	Total Maximum	$18,500	$18,500

Series #17DUJAC	Per Unit	$8.00	$8.00
	Total Minimum	$20,800	$20,800
	Total Maximum	$26,000	$26,000

Series #00NEWMAN	Per Unit	$5.00	$5.00
	Total Minimum	$12,400	$12,400
	Total Maximum	$15,500	$15,500

Series #NASA1	Per Unit	$30.00	$30.00
	Total Minimum	$240,000	$240,000
	Total Maximum	$300,000	$300,000

Series #03KOBE2	Per Unit	$4.00	$4.00
	Total Minimum	$18,400	$18,400
	Total Maximum	$23,000	$23,000

Series #FAUBOURG2	Per Unit	$15.00	$15.00
	Total Minimum	$132,000	$132,000
	Total Maximum	$165,000	$165,000

(1) Dalmore Group, LLC (the “BOR”) will be acting as a broker of record and entitled to a Brokerage Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” for additional information.

(2) DriveWealth, LLC (the “Custodian”) will be acting as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses” for additional information. For all offerings of the Company which closed or launch prior to the agreement with the Custodian, signed on January 7 , 2020, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such shares or have transferred money into escrow in anticipation of purchasing such shares at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’ fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all offerings of membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, (the “Rally Rd.™ Platform” or the “Platform”), as described in greater detail under “Plan of Distribution and Subscription Procedure” for additional information.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) of membership interests of each of the following series of the Company, highlighted in gray in the “Master Series Table” in the “Interests In Series Covered By This Amendment” section. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests (as defined below) will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series”.  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings”.  See “Description of the Interests Offered” for additional information regarding the Interests.

The Company is managed by RSE Archive Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member entity owned by RSE Markets, Inc. (“RSE Markets”).

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of memorabilia, collectible items and alcohol, collectively referred to as “Memorabilia Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the “Interests In Series Covered By This Amendment” section may be referred to herein, collectively, as the “Underlying Assets”. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

RSE Markets will serve as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information).

This Offering Circular describes each individual Series found in the “Interests In Series Covered By This Amendment” section.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent”, and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager or Asset Manager can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See “Risk Factors” for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE ARCHIVE, LLC

SECTIONPAGE

EXPLANATORY NOTE1

INCORPORATION BY REFERENCE OF OFFERING CIRCULAR2

INTERESTS IN SERIES COVERED BY THIS AMENDMENT3

USE OF PROCEEDS – SERIES #CLEMENTE215

AMENDED AND RESTATED DESCRIPTION OF SERIES 1959 ROBERTO CLEMENTE BAT17

AMENDED AND RESTATED USE OF PROCEEDS – SERIES #09TROUT19

DESCRIPTION OF SERIES 2009 BOWMAN MIKE TROUT CARD21

USE OF PROCEEDS – SERIES #79STELLA23

DESCRIPTION OF SERIES ROLEX REF. 18038 CORAL STELLA25

USE OF PROCEEDS – SERIES #62MANTLE27

DESCRIPTION OF SERIES 1962 MICKEY MANTLE WORLD SERIES BAT29

USE OF PROCEEDS – SERIES #KEROUAC31

DESCRIPTION OF SERIES ON THE ROAD33

USE OF PROCEEDS – SERIES #09BEAUX35

DESCRIPTION OF SERIES 2009 VOSNE-ROMANEE LES BEAUX MONTS, LEROY37

USE OF PROCEEDS – SERIES #13BEAUX39

DESCRIPTION OF SERIES 2013 VOSNE-ROMANEE LES BEAUX MONTS, LEROY41

USE OF PROCEEDS – SERIES #09RBLEROY43

DESCRIPTION OF SERIES 2009 RICHEBOURG, LEROY45

USE OF PROCEEDS – SERIES #00MOUTON47

DESCRIPTION OF SERIES 2000 CHATEAU MOUTON-ROTHSCHILD49

USE OF PROCEEDS – SERIES #11BELAIR47

DESCRIPTION OF SERIES 2011 VOSNE-ROMANEE AUX REIGNOTS49

USE OF PROCEEDS – SERIES #06BRM51

DESCRIPTION OF SERIES 2006 BAROLO RISERVA MONFORTINO53

USE OF PROCEEDS – SERIES #17DUJAC55

DESCRIPTION OF SERIES 2017 CHAMBERTIN, DUJAC57

USE OF PROCEEDS – SERIES #00NEWMAN59

DESCRIPTION OF SERIES 2000 NEWMAN RACE SUIT61

USE OF PROCEEDS – SERIES #NASA163

DESCRIPTION OF SERIES 1969 APOLLO 11 CONTROL STICK65

USE OF PROCEEDS – SERIES #03KOBE267

DESCRIPTION OF SERIES 2003-04 UD PATCH AUTO KOBE BRYANT CARD69

USE OF PROCEEDS – SERIES #FAUBOURG271

DESCRIPTION OF SERIES HERMES BLUE FAUBOURG BIRKIN BAG73

RSE ARCHIVE, LLC FINANCIAL STATEMENTSF-1

EXHIBIT INDEXIII-1

INCORPORATION BY REFERENCE OF OFFERING CIRCULAR

The Offering Circular, including this Post-Qualification Amendment, is part of an offering statement (File No. 024-11057) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Post-Qualification Amendment all of the information contained in the following:

1.Supplement No. 1 Dated August 31, 2020 to the Post-Qualification Offering Circular Amendment No. 9 Dated August 7, 2020, with respect to Series #16PETRUS.

2.Part II of the Post-Qualification Amendment to Offering Circular No. 9 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 9

3.Part II of the Post-Qualification Amendment to Offering Circular No.8 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Risk Factors

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 8

4.Part II of the Post-Qualification Amendment to Offering Circular No.7 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 7

5.Part II of the Post-Qualification Amendment to Offering Circular No.6 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Cautionary Note Regarding Forward-Looking Statements

•Trademarks and Trade Names

•Additional Information

•Offering Summary

•Potential Conflicts of Interest

•Dilution

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 6

•Management’s Discussion and Analysis of Financial Condition and Results of Operation

•Plan of Distribution and Subscription Procedure

•Description of The Business

•Management

•Compensation

•Principal Interest Holders

•Description of Interests Offered

•Material United States Tax Considerations

•Where to Find Additional Information

Note that any statement we make in this Post-Qualification Amendment (or have made in the Offering Circular) will be modified or superseded by an inconsistent statement made by us in a subsequent offering circular supplement or Post-Qualification Amendment.

INTERESTS IN SERIES COVERED BY THIS AMENDMENT

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Asset” and “Use of Proceeds” section for each individual Series for further details.

Series / Series Name	Qualification Date	Underlying Asset	Agreement Type	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (4)
#52MANTLE / Series Mickey Mantle Card	10/11/2019	1952 Topps #311 Mickey Mantle Card	Purchase Option Agreement	Closed	10/18/2019	10/25/2019	$132.00	1,000	$132,000 (3)	$3,090	6/30/2020
#71MAYS / Series Willie Mays Jersey	10/11/2019	1971 Willie Mays Jersey	Purchase Option Agreement	Closed	10/25/2019	10/31/2019	$28.50	2,000	$57,000 (3)	$1,830	7/7/2020
#RLEXPEPSI / Series Rolex Gmt-Master II Pepsi	10/11/2019	Rolex GMT Master II 126710BLRO	Purchase Agreement	Closed	11/1/2019	11/6/2019	$8.90	2,000	$17,800 (3)	$22	6/30/2020
#10COBB / Series E98 Ty Cobb	10/11/2019	1910 E98 Ty Cobb Card	Purchase Option Agreement	Closed	11/8/2019	11/14/2019	$39.00	1,000	$39,000 (3)	$1,510	7/7/2020
#POTTER / Series Harry Potter	10/11/2019	1997 First Edition Harry Potter	Purchase Agreement	Closed	11/15/2019	11/21/2019	$24.00	3,000	$72,000 (3)	($510)	7/14/2020
#TWOCITIES / Series A Tale of Two Cities	10/11/2019	First Edition A Tale of Two Cities	Purchase Option Agreement	Closed	11/15/2019	11/21/2019	$72.50	200	$14,500 (3)	$55	7/21/2020
#FROST / Series A Boy’s Will	10/11/2019	First Edition A Boy's Will	Purchase Option Agreement	Closed	11/15/2019	11/21/2019	$67.50	200	$13,500 (3)	$865	7/28/2020
#BIRKINBLEU / Series Hermès Birkin Bag	11/1/2019	Bleu Saphir Lizard Hermès Birkin	Upfront Purchase	Closed	11/22/2019	11/27/2019	$58.00	1,000	$58,000 (3)	$170	8/4/2020
#SMURF / Series Rolex Submariner "Smurf"	11/1/2019	Rolex Submariner Date "Smurf" Ref. 116619LB	Upfront Purchase	Closed	11/22/2019	11/27/2019	$17.25	2,000	$34,500 (3)	$2,905	7/28/2020
#70RLEX / Series Rolex Beta 21	10/11/2019	1970 Rolex Ref. 5100 Beta 21	Purchase Agreement	Closed	11/29/2019	12/6/2019	$20.00	1,000	$20,000 (3)	$50	8/11/2020
#EINSTEIN / Series Philosopher-Scientist	10/11/2019	First Edition of Philosopher-Scientist	Purchase Option Agreement	Closed	12/6/2019	12/13/2019	$7.25	2,000	$14,500 (3)	$1,355	8/4/2020
#HONUS / Series T206 Honus Wagner Card	11/27/2019	1909-1911 T206 Honus Wagner Card	Purchase Option Agreement	Closed	12/11/2019	12/26/2019	$52.00	10,000	$520,000 (3)	$5,572	8/11/2020
#75ALI / Series Ali-Wepner Fight Boots	11/1/2019	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	Purchase Agreement	Closed	12/19/2019	12/29/2019	$23.00	2,000	$46,000 (3)	($10)	9/1/2020

#71ALI / Series “Fight of The Century” Contract	10/11/2019	1971 “Fight of the Century” Contract	Purchase Option Agreement	Sold - $40,000 Acquisition Offer Accepted on 02/07/2020	12/16/2019	12/30/2019	$15.50	2,000	$31,000 (3)	$1,090	2/6/2020
#APROAK / Series Audemars Piguet A-Series	11/1/2019	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	Upfront Purchase	Closed	12/6/2019	1/2/2020	$75.00	1,000	$75,000 (3)	($63)	6/2/2020
#88JORDAN / Series Michael Jordan 1988 Sneakers	11/1/2019	1988 Michael Jordan Nike Air Jordan III Sneakers	Purchase Agreement	Closed	1/19/2020	1/27/2020	$11.00	2,000	$22,000 (3)	$230	9/1/2020
#BIRKINBOR / Series Hermès Bordeaux Porosus Birkin Bag	12/18/2019	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	Purchase Option Agreement	Closed	2/13/2020	2/20/2020	$26.25	2,000	$52,500 (3)	$225	8/25/2020
#33RUTH / Series 1933 Goudey Babe Ruth Card	12/18/2019	1933 Goudey #144 Babe Ruth Card	Upfront Purchase	Closed	2/20/2020	2/26/2020	$38.50	2,000	$77,000 (3)	$603	6/16/2020
#SPIDER1 / Series 1963 Amazing Spider-Man #1	12/18/2019	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	Purchase Option Agreement	Closed	2/28/2020	3/4/2020	$22.00	1,000	$22,000 (3)	$230	6/2/2020
#BATMAN3 / Series 1940 Batman #3	12/18/2019	1940 D.C. Comics Batman #3 CGC NM 9.4	Purchase Option Agreement	Closed	2/28/2020	3/4/2020	$78.00	1,000	$78,000 (3)	$585	6/9/2020
#ROOSEVELT / Series African Game Trails	10/11/2019	First Edition African Game Trails	Purchase Option Agreement	Closed	3/6/2020	3/10/2020	$19.50	1,000	$19,500 (3)	$1,008	6/9/2020
#ULYSSES / Series Ulysses	10/11/2019	1935 First Edition Ulysses	Purchase Option Agreement	Closed	3/6/2020	3/10/2020	$51.00	500	$25,500 (3)	$695	6/16/2020
#56MANTLE / Series 1956 Topps Mickey Mantle Card	12/18/2019	1956 Topps #135 Mickey Mantle Card	Upfront Purchase	Closed	1/3/2020	3/11/2020	$1.00	10,000	$10,000 (3)	($650)	8/25/2020
#AGHOWL / Series Howl and Other Poems	10/11/2019	First Edition Howl and Other Poems	Purchase Option Agreement	Closed	3/6/2020	3/11/2020	$38.00	500	$19,000 (3)	$810	6/23/2020
#98JORDAN / Series Michael Jordan Jersey	10/11/2019	1998 Michael Jordan Jersey	Purchase Option Agreement	Sold - $165,000 Acquisition Offer Accepted on 05/08/2020	3/9/2020	3/22/2020	$64.00	2,000	$128,000 (3)	$4,160	5/14/2020
#18ZION / Series Zion Williamson 2018 Sneakers	11/1/2019	2018 Zion Williamson Adidas James Harden Sneakers	Upfront Purchase	Closed	3/27/2020	4/2/2020	$30.00	500	$15,000 (3)	$200	7/14/2020
#SNOOPY / Series 2015 Omega Speedmaster "Silver Snoopy"	11/27/2019	2015 Omega Speedmaster Moonwatch	Upfront Purchase	Closed	4/2/2020	4/7/2020	$12.75	2,000	$25,500 (3)	($55)	8/18/2020
#APOLLO11 / Series New York Times Apollo 11	11/1/2019	Apollo 11 Crew-Signed New York Times Cover	Upfront Purchase	Closed	4/8/2020	4/19/2020	$32.00	1,000	$32,000 (3)	$130	8/18/2020

#24RUTHBAT / Series 1924 Babe Ruth Bat	12/18/2019	1924 George "Babe" Ruth Professional Model Bat	Purchase Agreement	Closed	4/10/2020	5/3/2020	$85.00	3,000	$255,000 (3)	($513)	9/8/2020
#YOKO / Series Grapefruit	10/11/2019	First Edition Grapefruit	Purchase Option Agreement	Closed	4/29/2020	5/11/2020	$80.00	200	$16,000 (3)	$840	9/8/2020
#86JORDAN / Series 1986 Fleer Michael Jordan Card	4/30/2020	1986 Fleer #57 Michael Jordan Card	Upfront Purchase	Sold - $80,000 Acquisition Offer Accepted on 06/01/2020	5/6/2020	5/13/2020	$40.00	1,000	$40,000 (3)	$600	6/1/2020
#RUTHBALL1 / Series 1934-39 Babe Ruth Ball	4/30/2020	1934-39 Official American League Babe Ruth Single Signed Baseball	Purchase Agreement	Closed	5/8/2020	5/24/2020	$14.50	2,000	$29,000 (3)	$510	9/8/2020
#HULK1 / Series 1962 The Incredible Hulk #1	4/30/2020	1962 The Incredible Hulk #1 CGC VF 8.0	Purchase Agreement	Closed	5/12/2020	5/24/2020	$44.50	2,000	$89,000 (3)	$143	9/8/2020
#HIMALAYA / Series Hermès Himalaya Birkin Bag	12/18/2019	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	Purchase Option Agreement	Closed	5/19/2020	5/27/2020	$70.00	2,000	$140,000 (3)	$6,300
#55CLEMENTE / Series 1955 Topps Roberto Clemente Card	4/30/2020	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	Purchase Agreement	Closed	5/28/2020	6/4/2020	$38.00	1,000	$38,000 (3)	$520
#38DIMAGGIO / Series 1938 Goudey Joe DiMaggio Card	4/30/2020	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	Purchase Agreement	Closed	5/28/2020	6/4/2020	$22.00	1,000	$22,000 (3)	$680
#BOND1 / Series Casino Royale	4/30/2020	1953 First Edition, First Issue Casino Royale	Upfront Purchase	Closed	6/4/2020	6/12/2020	$39.00	1,000	$39,000 (3)	$510
#LOTR / Series The Lord of the Rings Trilogy	4/30/2020	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	Upfront Purchase	Closed	6/4/2020	6/12/2020	$29.00	1,000	$29,000 (3)	$10
#CATCHER / Series The Catcher in the Rye	4/30/2020	1951 First Edition, First Issue The Catcher in the Rye	Upfront Purchase	Closed	6/4/2020	6/12/2020	$25.00	500	$12,500 (3)	$25
#SUPER21 / Series Superman #21	4/30/2020	1943 Superman #21 CGC VF/NM 9.0 comic book	Purchase Option Agreement	Closed	5/7/2020	6/17/2020	$1.00	8,500	$8,500 (3)	$615
#BATMAN1 / Series 1940 Batman #1	4/30/2020	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	Purchase Agreement	Closed	6/11/2020	6/18/2020	$71.00	1,000	$71,000 (3)	$658
#GMTBLACK1 / Series Rolex GMT-Master ref. 16758	4/30/2020	Rolex 18k Yellow Gold GMT-Master ref. 16758	Upfront Purchase	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520
#BIRKINTAN / Series Hermès Tangerine Ostrich Birkin Bag	4/30/2020	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	Purchase Option Agreement	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520

#61JFK / Series Inaugural Addresses	6/8/2020	1961 inscribed copy of Inaugural Addresses of the Presidents of the United States	Purchase Agreement	Closed	6/27/2020	7/7/2020	$11.50	2,000	$23,000 (3)	$5,520
#50JACKIE / Series 1950 Jackie Robinson Card	4/30/2020	1950 Bowman #22 Jackie Robinson Card	Upfront Purchase	Closed	6/10/2020	7/8/2020	$1.00	10,000	$10,000 (3)	$2
#POKEMON1 / Series 1999 Pokémon First Edition Set	4/30/2020	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	Upfront Purchase	Closed	6/23/2020	7/8/2020	$25.00	5,000	$125,000 (3)	$4,213
#LINCOLN / Series 1864 Abraham Lincoln Photo	6/8/2020	1864 Signed, Vignetted Portrait of Abraham Lincoln	Purchase Agreement	Closed	7/1/2020	7/9/2020	$20.00	4,000	$80,000 (3)	$13,900
#STARWARS1 / Series Star Wars #1	6/8/2020	1977 Star Wars #1 CGC VF/NM 9.0 comic book	Purchase Agreement	Closed	7/1/2020	7/14/2020	$1.00	12,000	$12,000 (3)	$980
#56TEDWILL / Series 1956 Ted Williams Jersey	6/8/2020	1956 Ted Williams Game-Worn Red Sox Home Jersey	Purchase Agreement	Closed	7/16/2020	7/26/2020	$45.00	2,000	$90,000 (3)	$7,825
#68MAYS / Series 1968 Willie Mays Bat	6/8/2020	1968 Willie Mays Signed and Game-Used Adirondack M63 Model Bat	Purchase Agreement	Closed	7/17/2020	7/26/2020	$19.50	2,000	$39,000 (3)	$5,510
#TMNT1 / Series Teenage Mutant Ninja Turtles #1	6/8/2020	1984 Teenage Mutant Ninja Turtles #1 CGC VF/NM 9.8 comic book	Purchase Option Agreement	Closed	7/23/2020	7/30/2020	$65.00	1,000	$65,000 (3)	$3,720
#CAPTAIN3 / Series Captain America #3	4/30/2020	1941 Captain America Comics #3 CGC VG/FN 5.0 comic book	Purchase Option Agreement	Closed	7/23/2020	7/30/2020	$37.00	1,000	$37,000 (3)	$464
#51MANTLE / Series 1951 Bowman Mickey Mantle Card	6/8/2020	1951 Bowman #253 Mickey Mantle Card	Purchase Agreement	Closed	7/16/2020	7/30/2020	$17.00	2,000	$34,000 (3)	$3,060
#CHURCHILL / Series Second World War	4/30/2020	First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill	Upfront Purchase	Closed	7/7/2020	8/6/2020	$1.00	7,500	$7,500 (3)	$25
#SHKSPR4 / Series 1685 Shakespeare Fourth Folio	4/30/2020	1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies	Purchase Agreement	Closed	7/30/2020	8/6/2020	$115.00	1,000	$115,000 (3)	$7,282
#03KOBE / Series 2003-04 UD Kobe Bryant Card	7/10/2020	2003-2004 Upper Deck Exquisite Collection Limited Logos #KB Kobe Bryant Signed Game Used Patch Card	Purchase Agreement	Closed	8/2/2020	8/16/2020	$8.00	6,250	$50,000 (3)	$4,400

#03LEBRON / Series 2003-04 UD LeBron James Card	7/10/2020	2003-2004 Upper Deck Exquisite Collection LeBron James Patches Autographs Card	Purchase Agreement	Closed	8/5/2020	8/16/2020	$17.00	2,000	$34,000 (3)	$7,560
#03JORDAN / Series 2003-04 UD Michael Jordan Card	7/10/2020	2003-2004 Upper Deck Exquisite Collection Michael Jordan Patches Autographs Card	Purchase Agreement	Closed	8/6/2020	8/16/2020	$20.50	2,000	$41,000 (3)	$6,490
#39TEDWILL / Series 1939 Play Ball Ted Williams Card	7/10/2020	1939 Gum Inc. Play Ball #92 Ted Williams Rookie Card	Purchase Agreement	Closed	8/13/2020	8/24/2020	$5.00	5,600	$28,000 (3)	($1,130)
#94JETER / Series 1994 Derek Jeter Jersey	7/10/2020	1994 Derek Jeter Signed and Game-Worn Columbus Clippers Away Jersey	Purchase Agreement	Closed	8/9/2020	8/24/2020	$45.00	1,000	$45,000 (3)	$4,450
#2020TOPPS / Series 2020 Topps Complete Set	7/10/2020	Ten (10) Complete Sets of Topps 2020 Limited First Edition Series 1 & 2 Topps Baseball Cards	Purchase Option Agreement	Closed	8/13/2020	8/25/2020	$10.00	10,000	$100,000 (3)	$100
#FANFOUR1 / Series 1961 Fantastic Four #1	4/30/2020	1961 Fantastic Four #1 CGC VF+ 8.5 comic book	Purchase Option Agreement	Closed	8/23/2020	9/2/2020	$52.50	2,000	$105,000 (3)	$2,563
#86RICE / Series 1986 Topps Jerry Rice Card	7/10/2020	1986 Topps #161 Jerry Rice Rookie Card	Purchase Agreement	Closed	7/28/2020	9/15/2020	$1.00	23,000	$23,000 (3)	$1,636
#DAREDEV1 / Series Daredevil #1	6/8/2020	1964 Daredevil #1 CGC VF/NM 9.0 comic book	Purchase Agreement	Closed	7/28/2020	9/15/2020	$1.00	11,500	$11,500 (3)	$985
#85MARIO / Series 1985 Super Mario Bros.	6/8/2020	1985 Factory-Sealed NES Super Mario Bros. Wata 9.8 A+	Purchase Option Agreement	Closed	8/16/2020	9/15/2020	$50.00	3,000	$150,000 (3)	$6,775
#TOS39 / Series Tales of Suspense #39	7/10/2020	1963 Tales of Suspense #39 CGC NM 9.4 comic book	Purchase Agreement	Closed	8/27/2020	9/15/2020	$45.00	3,000	$135,000 (3)	$12,038
#05LATOUR / Series 2005 Château Latour	7/20/2020	One case of twelve (12) 75cl bottles of 2005 Château Latour	Purchase Agreement	Closed	9/3/2020	9/15/2020	$9.80	1,000	$9,800 (3)	$1,161
#16SCREAG / 2016 Screaming Eagle	7/20/2020	Four cases of three (3) 75cl bottles of 2016 Screaming Eagle	Purchase Agreement	Closed	9/3/2020	9/15/2020	$39.00	1,000	$39,000 (3)	$5,566
#14DRC / Series 2014 Domaine de la Romanée-Conti	7/20/2020	One case of twelve (12) 75cl bottles of 2014 Domaine de la Romanée-Conti	Purchase Agreement	Closed	9/3/2020	9/15/2020	$54.00	1,000	$54,000 (3)	$6,380
#16PETRUS / Series 2016 Chateau Petrus	7/20/2020	Two cases of six (6) 75cl bottles of 2016 Château Petrus	Purchase Agreement	Open	8/29/2020	Q3 2020 or Q4 2020	$5.00	7,200 / 9,000	$36,000 / $45,000	$5,214

#ALICE / Series Alice’s Adventures in Wonderland	7/20/2020	1866 First Edition, Second Issue copy of Alice’s Adventures in Wonderland by Lewis Carroll	Purchase Option Agreement	Open	9/6/2020	Q3 2020 or Q4 2020	$1.00	9,600 / 12,000	$9,600 / $12,000	$1,480
#SPIDER10 / Series 1963 Amazing Spider-Man #10	8/21/2020	1963 Marvel Comics Amazing Spider-Man #10 CGC NM/M 9.8 comic book	Purchase Agreement	Open	9/6/2020	Q3 2020 or Q4 2020	$5.00	3,360 / 4,200	$16,800 / $21,000	$1,690
#57MANTLE / Series 1957 Topps Mickey Mantle Card	7/20/2020	1957 Topps #95 Mickey Mantle Card	Purchase Agreement	Open	9/6/2020	Q3 2020 or Q4 2020	$1.00	6,400 / 8,000	$6,400 / $8,000	($1,180)
#FAUBOURG / Series Hermès Sellier Faubourg Birkin	4/30/2020	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	Purchase Option Agreement	Open	9/9/2020	Q3 2020 or Q4 2020	$75.00	1,600 / 2,000	$120,000 / $150,000	$31,675
#SOBLACK / Series Hermès So Black Birkin	4/30/2020	2010 Hermès 30cm Black Calf Box Leather “So Black” Birkin with PVD Hardware	Purchase Option Agreement	Open	9/10/2020	Q3 2020 or Q4 2020	$56.00	800 / 1,000	$44,800 / $56,000	$4,240
#GATSBY / Series The Great Gatsby	6/8/2020	inscribed First Edition, First Issue copy of The Great Gatsby by F. Scott Fitzgerald	Purchase Option Agreement	Open	9/14/2020	Q3 2020 or Q4 2020	$50.00	3,200 / 4,000	$160,000 / $200,000	$10,800
#TKAM / Series To Kill a Mockingbird	6/8/2020	1960 Inscribed First Edition copy of To Kill a Mockingbird by Harper Lee	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$16.00	1,600 / 2,000	$25,600 / $32,000	$1,980
#APEOD / Series Audemars Piguet "End of Days"	11/1/2019	Audemars Piguet Royal Oak Offshore "End of Days" Ref.25770SN.O.0001KE.01	Upfront Purchase	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$62.00	400 / 500	$24,800 / $31,000	$940
#15PTKWT / Series Patek Philippe World Time	11/1/2019	Patek Philippe Complications World Time Ref. 5131R-001	Purchase Option Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$108.00	800 / 1,000	$86,400 / $108,000	($140)
#AMZFNT15 / Series 1962 Amazing Fantasy #15	4/30/2020	1962 Amazing Fantasy #15 CGC VG+ 4.5	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$65.00	400 / 500	$26,000 / $32,500	$575
#NEWTON / Series Principia	6/8/2020	1687 First Edition, Continental Issue of Philosophiae Naturalis Principia Mathematica by Sir Isaac Newton	Purchase Option Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$68.75	3,200 / 4,000	$220,000 / $275,000	$14,488
#BATMAN6 / Series Batman #6	6/8/2020	1941 Batman #6 CGC NM 9.4 comic book	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$13.50	1,600 / 2,000	$21,600 / $27,000	$2,330

#HALONFR / Series Halo: Combat Evolved	7/20/2020	2001 Halo: Combat Evolved [NFR Not For Resale] Wata 9.8 A++ Sealed Xbox Video Game	Purchase Option Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$27.00	800 / 1,000	$21,600 / $27,000	$2,630
#AVENGERS1 / Series 1963 Avengers #1	7/20/2020	1963 Avengers #1 CGC NM + 9.6 comic book	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$54.00	4,000 / 5,000	$216,000 / $270,000	$14,675
#SUPER14 / Series Superman #14	7/20/2020	1942 Superman #14 CGC NM 9.4 comic book	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$25.00	4,160 / 5,200	$104,000 / $130,000	$7,125
#DUNE / Series Inscribed First Edition Dune	7/20/2020	1965 Inscribed First Edition Copy of Frank Herbert’s Dune	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$13.25	800 / 1,000	$10,600 / $13,250	$1,418
#93DAYTONA / Series Rolex Daytona ref. 16528	7/20/2020	1993 Rolex Oyster Perpetual Cosmograph Daytona ref. 16528	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$21.00	1,600 / 2,000	$33,600 / $42,000	$3,480
#TORNEK / Series Tornek-Rayville ref. TR-900	7/20/2020	1964 Tornek-Rayville ref. TR-900	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$55.00	2,400 / 3,000	$132,000 / $165,000	$8,513
#57STARR / Series 1957 Topps Bart Starr Card	7/20/2020	1957 Topps #119 Bart Starr Rookie Card	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$1.00	6,400 / 8,000	$6,400 / $8,000	($1,180)
#ANMLFARM / Series Animal Farm	8/21/2020	First Edition, First printing of Animal Farm by George Orwell	Upfront Purchase	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$10.00	800 / 1,000	$8,000 / $10,000	$500
#37HEISMAN / Series 1937 Heisman Memorial Trophy	8/21/2020	1937 Heisman Memorial Trophy Awarded to Yale University Halfback Clint Frank	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$46.00	8,000 / 10,000	$368,000 / $460,000	$41,350
#JUSTICE1 / Series Justice League of America #1	8/21/2020	1960 Justice League of America #1 CGC NM+ 9.6 comic book	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$43.00	4,000 / 5,000	$172,000 / $215,000	$20,638
#AF15 / Series Amazing Fantasy #15	8/21/2020	1962 Amazing Fantasy #15 CGC VF 8.0 comic book	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$25.00	6,400 / 8,000	$160,000 / $200,000	$6,900
#59JFK / Series Profiles in Courage	8/21/2020	1959 Inscribed Presentation Copy of Profiles in Courage by John F. Kennedy	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$13.00	1,600 / 2,000	$20,800 / $26,000	$1,540
#GRAPES / Series Grapes of Wrath	8/21/2020	1939 Inscribed First Edition Presentation copy of The Grapes of Wrath by John Steinbeck	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$19.50	1,600 / 2,000	$31,200 / $39,000	$6,410
#JOBSMAC / Series 1986 Steve Jobs Signed Computer	8/21/2020	1986 Macintosh Plus Computer Signed by Steve Jobs	Upfront Purchase	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$10.00	4,000 / 5,000	$40,000 / $50,000	$13,400

#AVENGE57 / Series 1968 Avengers #57	8/21/2020	1968 Marvel Avengers #57 CGC NM/M 9.8 comic book	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$1.00	16,000 / 20,000	$16,000 / $20,000	$1,700
#PICNIC / Series Hermès Picnic Kelly 35	8/21/2020	Limited Edition Natural Barénia Leather & Osier Picnic Kelly 35cm Bag with palladium hardware	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$27.00	1,600 / 2,000	$43,200 / $54,000	$4,360
#CLEMENTE2 / Series 1959 Roberto Clemente Bat		1959 Roberto Clemente Signature Model Bat	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$35.00	1,600 / 2,000	$56,000 / $70,000	$8,175
#09TROUT / Series 2009 Bowman Mike Trout Card		2009 Bowman Chrome Draft Prospects #DBPP89 Mike Trout (Orange Refractor) Signed Rookie Card	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$20.00	9,000 / 11,250	$180,000 / $225,000	($4,538)
#79STELLA / Series Rolex Ref. 18038 Coral Stella		1979 Rolex Ref. 18038 Coral “Stella Dial” Day-Date	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$5.00	11,040 / 13,800	$55,200 / $69,000	$5,693
#62MANTLE / Series 1962 Mickey Mantle World Series Bat		1962 Mickey Mantle Professional Model Bat Attributed to the 1962 World Series	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$25.00	4,800 / 6,000	$120,000 / $150,000	$14,775
#KEROUAC / Series On The Road		1957 inscribed First Edition, Presentation Copy of "On the Road" by Jack Kerouac	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$20.00	3,920 / 4,900	$78,400 / $98,000	$10,585
#09BEAUX / Series 2009 Vosne-Romanee Les Beaux Monts, Leroy		One case of twelve (12) bottles of 2009 Vosne-Romanée Les Beaux Monts, Domaine Leroy	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$5.00	5,440 / 6,800	$27,200 / $34,000	$3,085
#13BEAUX / Series 2013 Vosne-Romanee Les Beaux Monts, Leroy		One case of twelve (12) bottles of 2013 Vosne-Romanée Les Beaux Monts, Domaine Leroy	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$5.00	4,080 / 5,100	$20,400 / $25,500	$2,268
#09RBLEROY / Series 2009 Richebourg, Leroy		One case of twelve (12) bottles of 2009 Richebourg, Domaine Leroy	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$25.00	3,440 / 4,300	$86,000 / $107,500	$8,734
#00MOUTON / Series 2000 Chateau Mouton-Rothschild		One case of twelve (12) bottles of 2000 Château Mouton-Rothschild	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$13.50	1,600 / 2,000	$21,600 / $27,000	$2,181
#11BELAIR / Series 2011 Vosne-Romanee Aux Reignots		One case of twelve (12) bottles of 2011 Vosne-Romanée Aux Reignots, Domaine du Comte Liger-Belair	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$11.00	1,600 / 2,000	$17,600 / $22,000	$1,685

#06BRM / Series 2006 Barolo Riserva Monfortino	One case of twelve (12) bottles of 2006 Barolo Riserva Monfortino, Giacomo Conterno	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$10.00	1,480 / 1,850	$14,800 / $18,500	$1,495
#17DUJAC / Series 2017 Chambertin, Dujac	Two cases of six (6) bottles of 2017 Chambertin, Domaine Dujac	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$8.00	2,600 / 3,250	$20,800 / $26,000	$1,408
#00NEWMAN / Series 2000 Newman Race Suit	Signed Sparco race suit worn by Paul Newman during the 2000 Rolex 24 Hours of Daytona Race Series	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$5.00	2,480 / 3,100	$12,400 / $15,500	$1,147
#NASA1 / Series Apollo 11 Control Stick	1969 Buzz Aldrin NASA Apollo 11 space-flown control stick	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$30.00	8,000 / 10,000	$240,000 / $300,000	$39,793
#03KOBE2 / Series 2003-04 UD Patch Auto Kobe Bryant Card	2003-04 Upper Deck Exquisite Collection Patches Autographs #KB Kobe Bryant Card graded BGS NM-MT+ 8.5	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$4.00	4,600 / 5,750	$18,400 / $23,000	$670
#FAUBOURG2 / Series Hermes Blue Faubourg Birkin Bag	2019 Hermès 20cm Sellier Faubourg Blue Multicolor Birkin with Palladium Hardware	Purchase Agreement	Upcoming	Q3 2020 or Q4 2020	Q3 2020 or Q4 2020	$15.00	8,800 / 11,000	$132,000 / $165,000	$11,513

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange represents sale of Series’ Underlying Asset.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 “qualified purchasers” with a maximum of 500 non- “accredited investors”.

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

(4)Represents most recent Trading Window for Series as of the date of this filing. Blank cells indicate that no Trading Window for Series has yet occurred as of the date of this filing.

USE OF PROCEEDS – SERIES #CLEMENTE2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #CLEMENTE2 Asset Cost (1)	$60,000	85.71%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.43%
	Brokerage Fee	$700	1.00%
	Offering Expenses (2)	$525	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.14%
	Marketing Materials	$200	0.29%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$8,175	11.68%
	Total Fees and Expenses	$9,700	13.86%
	Total Proceeds	$70,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.99 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	7/23/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$60,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

AMENDED AND RESTATED DESCRIPTION OF SERIES 1959 ROBERTO CLEMENTE BAT

Investment Overview

•Upon completion of the Series #CLEMENTE2 Offering, Series #CLEMENTE2 will purchase a 1959 Roberto Clemente Signature Model Bat as the Underlying Asset for Series #CLEMENTE2 (The “1959 Roberto Clemente Bat” or the “Underlying Asset” with respect to Series #CLEMENTE2, as applicable), the specifications of which are set forth below.

•Roberto Clemente Walker played in the MLB from 1955 to 1972 and is widely considered the greatest Latin player to ever play Major League Baseball. Clemente played in 15 All-Star games and led the Pittsburgh Pirates to two World Series titles.

•Clemente was fulfilling his Marine Corps Reserve duty during Spring Training of 1959. Pennsylvania State Senator John M. Walker wrote to U.S. Senator Hugh Scott to request an early release from the Marine Corps for Clemente in order to “give him time to join the Squad for Spring training.”

•In 1959 Clemente played 105 games, hit 4 home runs, 50 RBIs, and had an on-base percentage of .396.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1959 Roberto Clemente Game Used Bat with a grade of PSA/DNA GU 10.

•The Underlying Asset is a Hillerich & Bradsby U1 Signature Model baseball bat ordered by Clemente from the Hillerich & Bradsby factory on April 30, 1959.

•The Underlying Asset is accompanied by a notarized Letter of Provenance from the original collector, who collected the bat from the Pirates dugout at Forbes Field the morning after a night game in 1959.

•The Underlying Asset has been authenticated by Professional Sports Authenticators (PSA) and issued a condition grade of GU 10.

Notable Features

•The Underlying Asset shows evidence of heavy game use, characterized by multiple ball marks, stitch impressions, grain checking, cleat marks, and green Forbes Field rack streaks.

•The Underlying Asset is 34½ inches long and weights 33.0 ounces.

•The Underlying Asset features Clemente’s number, “21” handwritten in black ink on the knob.

Notable Defects

•The Underlying Asset has a very light and professionally repaired handle crack.

•The Underlying Asset shows signs of wear consistent with its condition grade from PSA

Details

Series 1959 Roberto Clemente Bat
Sport	Baseball
Professional League	MLB
Player / Number	Roberto Clemente / 21
Team	Pittsburgh Pirates
Season	1959
Memorabilia Type / Manufacturer	U1 Signature Model / Hillerich & Bradsby
Primary Color	Brown
Length	34.5 inches
Weight	33.0 ounces
Authentication	Professional Sports Authenticators (PSA)
Grade	GU 10

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1959 Roberto Clemente Bat going forward.

AMENDED AND RESTATED USE OF PROCEEDS – SERIES #09TROUT

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #09TROUT Asset Cost (1)	$225,000	100.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.13%
	Brokerage Fee	$2,250	1.00%
	Offering Expenses (2)	$1,688	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.04%
	Marketing Materials	$200	0.09%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$4,538	-2.02%
	Total Fees and Expenses	-$300	-0.13%
	Total Proceeds	$225,000	100.00%

(4)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(5)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(6)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.102 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	7/30/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$225,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2009 BOWMAN MIKE TROUT CARD

Investment Overview

•Upon completion of the Series #09TROUT Offering, Series #09TROUT will purchase a 2009 Bowman Chrome Draft Prospects #DBPP89 Mike Trout (Orange Refractor) Signed Rookie Card as the Underlying Asset for Series #09TROUT (The “Series 2009 Bowman Mike Trout Card” or the “Underlying Asset” with respect to Series #09TROUT, as applicable), the specifications of which are set forth below.

•Bowman is a private company, originally the Bowman Gum Company founded in 1927, that was acquired by The Topps Company, Inc. in 1956, and specializes in the production of trading cards.

•Mike Trout is a professional baseball player for the Los Angeles Angels who is an eight-time MLB All-Star, three-time American League MVP, and seven-time winner of the Silver Slugger Award. His career is ongoing.

•Mike Trout was drafted 25th overall in the 2009 MLB Draft by the Los Angeles Angels. He played for the Arizona Angels, a rookie-level Arizona League team, for the 2009 season, and was considered the third best prospect by Baseball America going into the 2010 season.

Asset Description

Overview & Authentication

•The Underlying Asset is a 2009 Bowman Chrome Draft Prospects #DBPP89 Mike Trout (Orange Refractors) Signed Rookie Card.

•The Underlying Asset is one of a limited-edition issue of twenty-five “Orange Refractors” cards.

•The Underlying Asset has been authenticated by Beckett Grading Services (BGS) and issued certification number #0009953215.

•The Underlying Asset has been given a condition grade of GEM MINT 9.5 by BGS.

•The Underlying Asset features a Mike Trout signature which has been graded BGS 10.

Notable Features

•The Underlying Asset’s BGS condition report: Centering: 9.5, Corners: 9.5, Edges: 9.5, and Surface: 9.

•The face of the card features a picture of Mike Trout in his batting position. The face of the card also features the Los Angeles Angels logo, the 1st Bowman Chrome Card logo, and the player’s name, “MIKE TROUT” in pink text.

•The Underlying Asset features Mike Trout’s signature in blue marker on a white background.

•The Underlying Asset features an orange border around the edges, referred to as an “orange refractor.”

•The entire card is encased in a protective holder, with the authentication label from BGS featured across the top.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from BGS.

Details

Series 2009 Bowman Mike Trout Card
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	Mike Trout / 27
Team	Los Angeles Angels
Year / Season	2009
Memorabilia Type	Trading Card
Manufacturer	Bowman
Issue	2009 Bowman Chrome Draft Prospects
Variant	Orange Refractors
Rarity	1/25 (Orange Refractors)
Signature	“Mike Trout”
Authentication	Beckett Grading Services (BGS)
Grade (Card)	GEM MINT 9.5
Grade (Signature)	BGS 10

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2009 Bowman Mike Trout Card going forward.

USE OF PROCEEDS – SERIES #79STELLA

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #79STELLA Asset Cost (1)	$61,500	89.13%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.43%
	Brokerage Fee	$690	1.00%
	Offering Expenses (2)	$518	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.14%
	Marketing Materials	$200	0.29%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,693	8.25%
	Total Fees and Expenses	$7,200	10.43%
	Total Proceeds	$69,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.106 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	7/31/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$61,500
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ROLEX REF. 18038 CORAL STELLA

Investment Overview

•Upon completion of the Series #79STELLA Offering, Series #79STELLA will purchase a 1979 Rolex Ref. 18038 Coral “Stella Dial” Day-Date  as the Underlying Asset for Series #79STELLA (The “Series Rolex Ref. 18038 Coral Stella” or the “Underlying Asset” with respect to Series #79STELLA, as applicable), the specifications of which are set forth below.

•Rolex SA is a luxury timepiece manufacturer, founded in 1905 and based in Geneva, Switzerland.

•The Rolex Day-Date model was the first to display both the day and date. It became known as the Rolex “President” because US President Lyndon B. Johnson wore the watch while in office.

•Beginning in the 1970’s, Rolex began to manufacture Day-Date models with multi-layered enamel painted dials. Referenced officially in the Rolex catalog as the “Stella Dial,” the watch was produced in bright pink, orange, green, turquoise, and other bright unnatural colors.

•Originally targeted at the Middle East market, the Stella models failed to appeal to a large audience and were subsequently discontinued, resulting in a short-lived production run.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1979 Rolex Ref. 18038 Stella Dial Day-Date with a coral-colored lacquered dial and factory-fitted diamond indices.

•The Underlying Asset has an 18k yellow gold case and an 18k yellow gold “president” bracelet.

•The Underlying Asset comes accompanied with its original papers, its original Rolex guaranty, its original hang tag featuring the full serial number, and a Rolex wallet that was included in the original sale.

Notable Features

•The Underlying Asset features a coral “Serti dial,” which is a classification derived from the French word “sertissage,” and means “gem setting,” used by Rolex to signify that the diamonds on the dial were installed by the factory.

•The Underlying features a coral-colored Stella dial, painted using a multi-layered enamel paint to achieve the color, and installed at the Rolex factory.

•The Underlying Asset features an 18k yellow gold case, 18k yellow gold President bracelet, and an 18k yellow gold concealed deployant clasp.

Notable Defects

•The Underlying Asset is in original condition.

•The Underlying Asset shows signs of minimal wear, commensurate with light use and age.

Details

Series Rolex Ref. 18038 Coral Stella
BASIC OVERVIEW
Reference Number	18038
Brand	Rolex
Model	Day-Date “Stella Dial”
Case Material	18k yellow gold
Year	1979
Condition	Original, very good.
Scope of Delivery	Original Papers, Original Hang Tag, Original Guaranty
Functions	Day and date
CALIBER
Movement	Automatic
Movement/Caliber	3055
CASE
Case Diameter	36 mm
Bezel Material	18k yellow gold
Glass	Sapphire Crystal
Dial	Coral enamel
Dial Numbers	Factory Diamond Hour Markers
BRACELET/STRAP
Bracelet Material	18k yellow gold
Clasp	Deployant clasp, hidden
Clasp Material	18k yellow gold

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Rolex Ref. 18038 Coral Stella going forward.

USE OF PROCEEDS – SERIES #62MANTLE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #62MANTLE Asset Cost (1)	$132,000	88.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.20%
	Brokerage Fee	$1,500	1.00%
	Offering Expenses (2)	$1,125	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.07%
	Marketing Materials	$200	0.13%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$14,775	9.85%
	Total Fees and Expenses	$17,700	11.80%
	Total Proceeds	$150,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.86 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	6/25/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$33,000
Installment 1 Amount	$99,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1962 MICKEY MANTLE WORLD SERIES BAT

Investment Overview

•Upon completion of the Series #62MANTLE Offering, Series #62MANTLE will purchase a 1962 Mickey Mantle Professional Model Bat Attributed to the 1962 World Series as the Underlying Asset for Series #62MANTLE (The “Series 1962 Mickey Mantle World Series Bat” or the “Underlying Asset” with respect to Series #62MANTLE, as applicable), the specifications of which are set forth below.

•The Underlying Asset is a Hillerich & Bradsby Louisville Slugger F108 model baseball bat used by Mickey Mantle during the 1962 Major League Baseball (MLB) World Series.

•Mickey Mantle was an American professional baseball player who played for the New York Yankees from 1951 to 1968 as a center fielder and first baseman. Over the course of his career, Mantle was selected to sixteen all-star teams and won the World Series seven times. In addition, Mantle holds the World Series record with eighteen home runs.

•Mickey Mantle won the American League MVP for the 1962 season and helped the Yankees secure the World Series title in a seven-game series over the San Francisco Giants.

Asset Description

Overview & Authentication

•The Underlying Asset was used by Mickey Mantle during 1962 MLB World Series, which was won in Game 7 by Mantle and the New York Yankees.

•The Underlying Asset was ordered on October 2nd, 1962, two days before Game 1 of the 1962 World Series, by Mickey Mantle who specified that he wanted a longer than normal bat length of 35.5 inches.

•Professional Sports Authenticator (PSA) has provided a letter of authenticity for the Underlying Asset and issued a grade of PSA/DNA GU 9.

Notable Features

•The Underlying Asset was manufactured by Hillerich & Bradsby and has a 5108-model number, signifying a labeling period of 1962.

•The Underlying Asset is autographed “Mickey Mantle” on the right barrel in black Sharpie pen.

•The Underlying Asset is uncracked and displays evidence of exceptional use, with numerous ball marks on the left and back barrel.

•The Underlying Asset shows cleat marks on the back barrel and blue bat rack marks on the handle and right barrel.

•The Underlying Asset has Mantle’s number “7” on the knob and top of the barrel in vintage black paint.

•The Underlying Asset is 35.5 in. long, weighs 32.2 oz. and is made from Ash wood with a standard finish.

Notable Defects

•The Underlying Asset is un-cracked and shows evidence of exceptional use.

Details

Series 1962 Mickey Mantle World Series Bat
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	Mickey Mantle / 7
Team	New York Yankees
Season	1962
Game(s)	1962 World Series
Memorabilia Type / Manufacturer	5108 Professional Model Bat / Hillerich & Bradsby
Primary Color	Brown
Length	35.5 inches
Weight	32.2 ounces
Wood	Ash
Finish	Standard
Location	Yankee Stadium, NY / Giants Ballpark, CA
Authentication	PSA/DNA
Grade	GU 9
Condition	Original, Unaltered, Game-Used

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1962 Mickey Mantle World Series Bat going forward.

USE OF PROCEEDS – SERIES #KEROUAC

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #KEROUAC Asset Cost (1)	$85,000	86.73%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.31%
	Brokerage Fee	$980	1.00%
	Offering Expenses (2)	$735	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.10%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.10%
	Marketing Materials	$200	0.20%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$10,585	10.80%
	Total Fees and Expenses	$12,700	12.96%
	Total Proceeds	$98,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.107 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	8/12/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$85,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ON THE ROAD

Investment Overview

•Upon completion of the Series #KEROUAC Offering, Series #KEROUAC will purchase a 1957 inscribed First Edition, Presentation Copy of “On the Road” by Jack Kerouac as the Underlying Asset for Series #KEROUAC (The “Series On The Road” or the “Underlying Asset” with respect to Series #KEROUAC, as applicable), the specifications of which are set forth below.

•Jack Kerouac was an American author and pioneer of the Beat Generation. After graduating from college in the late 1940’s, Kerouac and his friend Neal Cassidy took several cross-country road trips from New York to Chicago, Los Angeles, Denver and Mexico City. Kerouac and Cassidy’s trips served as inspiration for “On the Road”, a barely fictionalized account of their adventures.

•“On the Road” was written by Jack Kerouac over the course of three weeks in 1951. Set in the aftermath of World War II, the book became the defining work of the postwar Beat and Counterculture generations. Based on the travels of Kerouac and his friends across the United States, On the Road follows a group of penniless young people against the backdrop of life, beauty, jazz, sex, drugs and mysticism.

•The Underlying Asset is an inscribed First Edition Presentation Copy of “On the Road” by Jack Kerouac.

Asset Description

Overview & Authentication

•After spending several years writing notes, Jack Kerouac wrote the entire novel on a single scroll of paper over the course of three weeks. Kerouac referred to this writing process as “spontaneous prose.”

•After writing the manuscript for On the Road, publishers dismissed the novel and it remained unpublished for six years.

•In 1957, six years after it was written by Kerouac, “On the Road” was published by The Viking Press.

•“On the Road” became an instant classic, partly due to a very positive review from the New York Times which stated, “Just as, more than any other novel of the ‘20s, The Sun Also Rises came to be regarded as the testament of the ‘Lost Generation,’ so it seems certain that On The Road will come to be known as that of the ‘Beat Generation’.”

•The Beat Generation was a literary movement formed by a group of authors following the Second World War. Their work focused on American culture, politics, the rejection of economic materialism, the human condition, experimentation with psychedelic drug use, and sexual liberation.

•Herbert Huncke, Allen Ginsburg, William Burroughs, Lucien Carr and Jack Kerouac made up the core group of Beat Generation authors. They met in 1944 in and around Columbia University.

•After the New York Times review, Kerouac’s girlfriend at the time, Joyce Johnson, was quoted as saying, “Jack went to bed obscure and woke up famous.”

•Bob Dylan once said of Kerouac’s “On the Road”, “It changed my life like it changed everyone else’s.”

•“On the Road” appears on Modern Library’s list of the 100 best novels of the century and Time Magazine’s list of the 100 best English language novels from 1923-2005.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is hardcovered and in Octavo format.

•The Underlying Asset is inscribed in red crayon on the front free endpaper: “To Peter / and Liza / Fosbergh / Writing in red / crayon in the memory / of The Red House. Jack Kérouac / (Idiot) / (St. Jack of the Germs)” [the last line of the inscription is in pencil]

•The Fosburghs lived in a red home in Cherry Plain in upstate New York, where they were neighbors of the family of Lucien Carr, a notable Beat Generation author and a friend of Kerouac’s.

Notable Defects

•The Underlying Asset is in unrestored condition.

•The Underlying Asset shows signs of wear consistent with its age.

Details

Series On The Road
Title	On the Road
Author(s)	Jack Kerouac
Publisher	The Viking Press
Publication Date	1957
Binding	Hardcover
Book Condition	Unrestored
Edition	First Edition
Inscription or Note	Signed by Jack Kerouac, and Inscribed “To Peter / and Liza / Fosbergh / Writing in red / crayon in the memory / of The Red House. Jack Kérouac / (Idiot) / (St. Jack of the Germs)”

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series On The Road going forward.

USE OF PROCEEDS – SERIES #09BEAUX

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #09BEAUX Asset Cost (1)	$29,475	86.69%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.88%
	Brokerage Fee	$340	1.00%
	Offering Expenses (2)	$500	1.47%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.29%
	Marketing Materials	$200	0.59%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,085	9.07%
	Total Fees and Expenses	$4,225	12.43%
	Total Proceeds	$34,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.108 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	8/10/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$5,895
Installment 1 Amount	$11,790
Installment 2 Amount	$11,790
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2009 VOSNE-ROMANEE LES BEAUX MONTS, LEROY

Investment Overview

•Upon completion of the Series #09BEAUX Offering, Series #09BEAUX will purchase one case of twelve (12) bottles of 2009 Vosne-Romanée Les Beaux Monts, Domaine Leroy as the Underlying Asset for Series #09BEAUX (The “Series 2009 Vosne-Romanee Les Beaux Monts, Leroy” or the “Underlying Asset” with respect to Series #09BEAUX, as applicable), the specifications of which are set forth below.

•Domaine Leroy is a wine producer based in the Côte de Nuits region of Burgundy that produces a range of wines from Pinot Noir grapes. Grapes from vineyards such as Le Chambertin, Musigny, Clos de Vougeot and Romanée-Saint-Vivant, are harvested and sold under the Domaine Leroy label.

•Les Beaux Monts is a Premier Cru of the Vosne-Romanée appellation in the Côte de Nuits subregion of Burgundy. The vineyard is 27 acres, making it one of the largest Premier Cru vineyards in Vosne-Romanée. Les Beaux Monts produces only Pinot Noir.

•The Underlying Asset is one case of twelve (12) 750 milliliter bottles of 2009 Vosné-Romanée Les Beaux Monts, Domaine Leroy.

Asset Description

Overview & Authentication

•Domaine Leroy was founded in 1868 by wine merchant Francois Leroy. Francois’ son Joseph and grandson Henri expanded the Domaine throughout the early 1900’s.

•Henri Leroy was a co-purchaser of Domaine de la Romanée-Conti (DRC) with Edmond Gaudin de Villaine in 1942.

•After Henri’s death in 1972, his daughter Lalou Leroy, took control of Maison Leroy and the family stake in Domaine de la Romanée-Conti.

•A dispute between Lalou and DRC co-owner Edmond Gaudin de Villaine prompted the Lalou to leave Domaine de la Romanée-Conti in 1991 and focus on her own domaine, Domaine Leroy.

•Domaine Leroy has land holdings and plots in eight premier cru vineyards, in the Côte de Nuits and Corton regions.

Notable Features

•In 1988, Domaine Leroy was expanded to include estates in Vosne-Romanée and Gevrey-Chambertin. With with 21 hectares (or 52 acres) of vineyards, it officially became a domaine.

•In 2012, Robert Parker’s Wine Advocate awarded the 2009 vintage of Vosne-Romanée Les Beaux Monts, Domaine Leroy a 93 out of 100 points. It was described as “radiant, supple, fleshy” with an expected maturity between 2014 and 2024.

•The Underlying Asset is 12 of a total production of 7,256 bottles of 2009 Vosne-Romanée Les Beaux Mont, Leroy.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age.

Location of the Underlying Asset

●The Underlying Asset will be indefinitely stored in a London City Bonded warehouse located in Melksham, United Kingdom. The warehouse storing the Underlying Asset has a dedicated warehouse staff with temperature control, humidity control, fire hazard protection and 24/7 – 365 days a year security.

Insurance

●The Underlying Asset may not be covered under our existing corporate insurance policies but rather the insurance policy of the Asset Seller who is located in the United Kingdom where the Underlying Asset is stored.

Details

Series 2009 Vosne-Romanee Les Beaux Monts, Leroy
Vintage	2009
Producer	Domaine Leroy
Wine	Les Beaux Monts
Country	France
Region	Burgundy
Sub-Region	Côte de Nuits
Appellation	Vosne-Romanée Les Beaux Monts
Grape Variety	Pinot Noir
Total Production	7,256 bottles
Global Wine Score	97.46
Number of Cases	1
Bottles per Case	12
Total Bottles	12
Bottle Size	750 ml

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2009 Vosne-Romanee Les Beaux Monts, Leroy going forward.

USE OF PROCEEDS – SERIES #13BEAUX

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #13BEAUX Asset Cost (1)	$21,877	85.79%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.18%
	Brokerage Fee	$255	1.00%
	Offering Expenses (2)	$500	1.96%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.39%
	Marketing Materials	$200	0.78%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,268	8.89%
	Total Fees and Expenses	$3,323	13.03%
	Total Proceeds	$25,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.109 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	8/10/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$4,375
Installment 1 Amount	$8,751
Installment 2 Amount	$8,751
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2013 VOSNE-ROMANEE LES BEAUX MONTS, LEROY

Investment Overview

•Upon completion of the Series #13BEAUX Offering, Series #13BEAUX will purchase one case of twelve (12) bottles of 2013 Vosne-Romanée Les Beaux Monts, Domaine Leroy as the Underlying Asset for Series #13BEAUX (The “Series 2013 Vosne-Romanee Les Beaux Monts, Leroy” or the “Underlying Asset” with respect to Series #13BEAUX, as applicable), the specifications of which are set forth below.

•Domaine Leroy is a wine producer based in the Côte de Nuits region of Burgundy that produces a range of wines from Pinot Noir grapes. Grapes from vineyards such as Le Chambertin, Musigny, Clos de Vougeot and Romanée-Saint-Vivant, are harvested and sold under the Domaine Leroy label.

•Les Beaux Monts is a Premier Cru of the Vosne-Romanée appellation in the Côte de Nuits subregion of Burgundy. The vineyard is 27 acres, making it one of the largest Premier Cru vineyards in Vosne-Romanée. Les Beaux Monts produces only Pinot Noir.

•The Underlying Asset is one case of twelve (12) 750 milliliter bottles of 2013 Vosne-Romanée Les Beaux Monts, Domaine Leroy.

Asset Description

Overview & Authentication

•Domaine Leroy was founded in 1868 by wine merchant Francois Leroy. Francois’ son Joseph and grandson Henri expanded the Domaine throughout the early 1900’s.

•Henri Leroy was a co-purchaser of Domaine de la Romanée-Conti with Edmond Gaudin de Villaine in 1942.

•After Henri’s death in 1972, his daughter Lalou Leroy, took control of Maison Leroy and the family stake in Domaine de la Romanée-Conti.

•A dispute between Lalou and DRC co-owner Edmond Gaudin de Villaine prompted the Lalou to leave Domaine de la Romanée-Conti in 1991 and focus on her own domaine, Domaine Leroy.

•Domaine Leroy has land holdings and plots in eight premier cru vineyards, in the Côte de Nuits and Corton regions.

Notable Features

•In 1988, Domaine Leroy was expanded to include estates in Vosne-Romanée and Gevrey-Chambertin. With with 21 hectares (or 52 acres) of vineyards, it officially became a domaine.

•In 2014, Robert Parker’s Wine Advocate awarded Domaine Leroy Vosne-Romanée Les Beaux Monts’ 2013 vintage between 93 and 95 points of out 100. It was descrived as having “a lovely meaty note that surfaces the long finish.”

•The Underlying Asset is 12 of a total production of 5,172 bottles of 2013 Vosne-Romanée Les Beaux Monts, Domaine Leroy.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age.

Location of the Underlying Asset

●The Underlying Asset will be indefinitely stored in a London City Bonded warehouse located in Melksham, United Kingdom. The warehouse storing the Underlying Asset has a dedicated warehouse staff with temperature control, humidity control, fire hazard protection and 24/7 – 365 days a year security.

Insurance

●The Underlying Asset may not be covered under our existing corporate insurance policies but rather the insurance policy of the Asset Seller who is located in the United Kingdom where the Underlying Asset is stored.

Details

Series 2013 Vosne-Romanee Les Beaux Monts, Leroy
Vintage	2013
Producer	Domaine Leroy
Wine	Les Beaux Monts
Country	France
Region	Burgundy
Sub-Region	Côte de Nuits
Appellation	Vosne-Romanée
Grape Variety	Pinot Noir
Total Production	5,172 bottles
Global Wine Score	96.17
Number of Cases	1
Bottles per Case	12
Total Bottles	12
Bottle Size	750 ml

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2013 Vosne-Romanee Les Beaux Monts, Leroy going forward.

USE OF PROCEEDS – SERIES #09RBLEROY

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #09RBLEROY Asset Cost (1)	$96,285	89.57%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.28%
	Brokerage Fee	$1,075	1.00%
	Offering Expenses (2)	$806	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.09%
	Marketing Materials	$200	0.19%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$8,734	8.12%
	Total Fees and Expenses	$10,915	10.15%
	Total Proceeds	$107,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.110 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	8/10/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$19,257
Installment 1 Amount	$38,514
Installment 2 Amount	$38,514
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2009 RICHEBOURG, LEROY

Investment Overview

•Upon completion of the Series #09RBLEROY Offering, Series #09RBLEROY will purchase one case of twelve (12) bottles of 2009 Richebourg, Domaine Leroy as the Underlying Asset for Series #09RBLEROY (The “Series 2009 Richebourg, Leroy” or the “Underlying Asset” with respect to Series #09RBLEROY, as applicable), the specifications of which are set forth below.

•Domaine Leroy is a wine producer based in the Côte de Nuits region of Burgundy that produces a range of wines from Pinot Noir grapes. Grapes from vineyards such as Le Chambertin, Musigny, Clos de Vougeot and Romanée-Saint-Vivant, are harvested and sold under the Domaine Leroy label.

•Richebourg is one of the 6 grand cru sites in the village of Vosne-Romanée in Burgundy's Côte de Nuits. Operated by Domaine Leroy, Richebourg is one of the larger sites in the village known internationally for its Pinot Noir.

•The Underlying Asset consists of one case of twelve (12) 750 milliliter bottles of 2009 Richebourg, Domaine Leroy.

Asset Description

Overview & Authentication

•Domaine Leroy was founded in 1868 by wine merchant Francois Leroy. Francois’ son Joseph and grandson Henri expanded the Domaine throughout the early 1900’s.

•Henri Leroy was a co-purchaser of Domaine de la Romanée-Conti with Edmond Gaudin de Villaine in 1942.

•After Henri’s death in 1972, his daughter Lalou Leroy, took control of Maison Leroy and the family stake in Domaine de la Romanée-Conti.

•A dispute between Lalou and DRC co-owner Edmond Gaudin de Villaine prompted the Lalou to leave Domaine de la Romanée-Conti in 1991 and focus on her own domaine, Domaine Leroy.

•Domaine Leroy has land holdings and plots in eight premier cru vineyards, in the Côte de Nuits and Corton regions.

Notable Features

•In 2011, Robert Parker’s Wine Advocate awarded it 98 points and anticipatd full maturity to be between 2019 to 2039.

•The Underlying Asset is 12 of the 2,677 bottles that Domaine Leroy produced from the Richebourg vineyard in 2009.

•The Underlying Asset is 12 of a total production of 2,677 bottles of 2009 Richebourg, Domaine Leroy.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age.

Location of the Underlying Asset

●The Underlying Asset will be indefinitely stored in a London City Bonded warehouse located in Melksham, United Kingdom. The warehouse storing the Underlying Asset has a dedicated warehouse staff with temperature control, humidity control, fire hazard protection and 24/7 – 365 days a year security.

Insurance

●The Underlying Asset may not be covered under our existing corporate insurance policies but rather the insurance policy of the Asset Seller who is located in the United Kingdom where the Underlying Asset is stored.

Details

Series 2009 Richebourg, Leroy
Vintage	2009
Producer	Domaine Leroy
Wine	Richebourg
Country	France
Region	Burgundy
Sub-Region	Côte de Nuits
Appellation	Vosne-Romanée
Grape Variety	Pinot Noir
Total Production	2,677 bottles
Global Wine Score	98.23
Number of Cases	1
Bottles per Case	12
Total Bottles	12
Bottle Size	750 ml

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2009 Richebourg, Leroy going forward.

USE OF PROCEEDS – SERIES #00MOUTON

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #00MOUTON Asset Cost (1)	$23,449	86.85%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.11%
	Brokerage Fee	$270	1.00%
	Offering Expenses (2)	$500	1.85%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.37%
	Marketing Materials	$200	0.74%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,181	8.08%
	Total Fees and Expenses	$3,251	12.04%
	Total Proceeds	$27,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.111 hereto.

47

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	8/10/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$4,690
Installment 1 Amount	$9,380
Installment 2 Amount	$9,380
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

48

DESCRIPTION OF SERIES 2000 CHATEAU MOUTON-ROTHSCHILD

Investment Overview

•Upon completion of the Series #00MOUTON Offering, Series #00MOUTON will purchase one case of twelve (12) bottles of 2000 Château Mouton-Rothschild as the Underlying Asset for Series #00MOUTON (The “Series 2000 Chateau Mouton-Rothschild” or the “Underlying Asset” with respect to Series #00MOUTON, as applicable), the specifications of which are set forth below.

•Château Mouton Rothschild is a wine producer based in the commune of Pauillac, in the Médoc region, Northwest of Bordeaux.

•Each vintage released by Château Mouton-Rothschild since 1945 has featured a label illustrated by a contemporary artist commissioned by the winery. For the 2000 vintage, Château Mouton-Rothschild departed from tradition, and decorated the bottle itself.

•The Underlying Asset is one case of twelve (12) 705 milliliter bottles of 2000 Château Mouton Rothschild.

Asset Description

Overview & Authentication

•Château Mouton Rothschild was originally named Brane-Mouton. Brane-Mouton was considered to be the one of the best wineries in Bordeaux throughout the the 18th and early 19th centuries.

•In 1853 Brane-Mouton was purchased by, and re-named after, the Rothschild family.

•The Rothschild’s were unable to restore the struggling winery’s reputation before the 1855 Classification of Médoc wines, and Mouton was ranked a second growth wine.

•In 1922, Baron Philippe de Rothschild took control of the winery and introduced the concept of château bottling in 1924, which required the construction of the iconic barrel hall.

•In 1945, Baron Phillippe de Rothschild decided to commission a different artist to design a new and unique label for the winery each year.

•In 1973, Baron de Phillippe Rothschild successfully petitioned for the promotion of Mouton to first growth status – making it the first amendment to the 1855 classification.

Notable Features

•All bottles produced by Château Mouton-Rothschild for their 2000 vintage feature the company’s “Augsburg Ram” enameled in gold on the glass. Also enameled in gold, the bottle features the Mouton name and coat of arms, as well as the vintage and the signature of Baroness Philippine de Rothschild.

•The Underlying Asset features the Château Mouton-Rothschild name engraved in the base of the bottle, a feature used by the winery as proof of authenticity for the limited single-vintage bottle design.

•Château Mouton Rothschild’s grand vin is one of the most highly rated  wines in the world. In 1973, the wine was famously added to the list of First Growths, a list compiled as part of the 1855 Classification.

•The Underlying Asset is 1 of an estimated 20,000 cases that Château Mouton-Rothschild produced in 2000.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age.

Location of the Underlying Asset

●The Underlying Asset will be indefinitely stored in a London City Bonded warehouse located in Melksham, United Kingdom. The warehouse storing the Underlying Asset has a dedicated warehouse staff with temperature control, humidity control, fire hazard protection and 24/7 – 365 days a year security.

49

Insurance

●The Underlying Asset may not be covered under our existing corporate insurance policies but rather the insurance policy of the Asset Seller who is located in the United Kingdom where the Underlying Asset is stored.

Details

Series 2000 Chateau Mouton-Rothschild
Vintage	2000
Producer	Château Mouton Rothschild
Wine	Mouton Rothschild
Country	France
Region	Bordeaux
Sub-Region	Médoc
Appellation	Pauillac
Grape Variety	Cabernet Sauvignon, Merlot
Annual Production	20,000 cases (est.)
Global Wine Score	94.95
Number of Cases	1
Bottles per Case	12
Total Bottles	12
Bottle Size	750 ml

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2000 Chateau Mouton-Rothschild going forward.

50

USE OF PROCEEDS – SERIES #11BELAIR

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #11BELAIR Asset Cost (1)	$18,995	86.34%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.36%
	Brokerage Fee	$220	1.00%
	Offering Expenses (2)	$500	2.27%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.45%
	Marketing Materials	$200	0.91%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,685	7.66%
	Total Fees and Expenses	$2,705	12.30%
	Total Proceeds	$22,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.112 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	8/10/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$3,799
Installment 1 Amount	$7,598
Installment 2 Amount	$7,598
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2011 VOSNE-ROMANEE AUX REIGNOTS

Investment Overview

•Upon completion of the Series #11BELAIR Offering, Series #11BELAIR will purchase one case of twelve (12) bottles of 2011 Vosne Romanée Aux Reignots, Domaine du Comte Liger-Belair as the Underlying Asset for Series #11BELAIR (The “Series 2011 Vosne-Romanée Aux Reignots” or the “Underlying Asset” with respect to Series #11BELAIR, as applicable), the specifications of which are set forth below.

•Domaine du Comte Liger-Belair is a wine producer that makes a variety of Premier Cru wines from vineyards in Nuits-Saint-Georges and Vosne-Romanée. The winery, founded in 2000, is a relatively new producer in Burgundy, but the Liger-Belair family has owned vineyards in Vosne-Romanée since the early 19th century.

•Domaine du Comte Liger-Belair holds land in several Vosne-Romanée vineyards, including Aux Raignots, which is a Premier Cru climat on the Cote d'Or, located on the hill above the La Romanee and Romanee-Conti Grand Cru vineyards.

•The Underlying Asset is once case of twelve (12) 750 milliliter bottles of 2011 Vosne Romanée Aux Reignots, Domaine du Comte Liger-Belair.

Asset Description

Overview & Authentication

•Domaine  du Comte Liger-Belair was founded in 2000 by Louis-Michel Liger-Belair.

•Louis-Michel Liger-Belair, the current president of the estate knew he wanted to run the domaine at eight years old. He got a degree in Agricultural Engineering and oenology with the intention of revamping the domaine.

•Louis-Michel applies the principle of "lutte raisonné," or sustainable agricultural to the vineyard. The estate focuses on organic farming, and refuses to use anti-rot treatments on their grapes.

•Domaine du Comte Liger-Belair is currently experimenting with the effectiveness of horse-ploughing in place of weeding its vineyards.

Notable Features

•In 2015, Robert Parker’s Wine Advocate awarded the 2011 vintage of Vosne-Romanée Aux Reignots, Domaine du Comte Liger-Belair with a score of 95 out of 100 points.

•The Underlying Asset is 1 of a total production of 219 cases of 2011 Vosne-Romanée Aux Reignots, Domaine du Comte Liger-Belair.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age.

Location of the Underlying Asset

●The Underlying Asset will be indefinitely stored in a London City Bonded warehouse located in Melksham, United Kingdom. The warehouse storing the Underlying Asset has a dedicated warehouse staff with temperature control, humidity control, fire hazard protection and 24/7 – 365 days a year security.

Insurance

●The Underlying Asset may not be covered under our existing corporate insurance policies but rather the insurance policy of the Asset Seller who is located in the United Kingdom where the Underlying Asset is stored.

Details

Series 2011 Vosne-Romanée Aux Reignots
Vintage	2011
Producer	Domaine du Comte Liger-Belair
Wine	Vosne Romanée Aux Reignots
Country	France
Region	Burgundy
Sub-Region	Côte de Nuits
Appellation	Vosne-Romanée
Grape Variety	Pinot Noir
Total Production	219 cases
Global Wine Score	92.77
Number of Cases	1
Bottles per Case	12
Total Bottles	12
Bottle Size	750 ml

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2011 Vosne-Romanee Aux Reignots going forward.

USE OF PROCEEDS – SERIES #06BRM

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #06BRM Asset Cost (1)	$15,720	84.97%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.62%
	Brokerage Fee	$185	1.00%
	Offering Expenses (2)	$500	2.70%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.54%
	Marketing Materials	$200	1.08%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,495	8.08%
	Total Fees and Expenses	$2,480	13.41%
	Total Proceeds	$18,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.113 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	8/10/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$3,144
Installment 1 Amount	$6,288
Installment 2 Amount	$6,288
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2006 BAROLO RISERVA MONFORTINO

Investment Overview

•Upon completion of the Series #06BRM Offering, Series #06BRM will purchase one case of twelve (12) bottles of 2006 Barolo Riserva Monfortino, Giacomo Conterno as the Underlying Asset for Series #06BRM (The “Series 2006 Barolo Riserva Monfortino” or the “Underlying Asset” with respect to Series #06BRM, as applicable), the specifications of which are set forth below.

•Giacomo Conterno is a wine producer based just outside Monforte d'Alba in Piedmont, Italy in the south of the Barolo DOCG zone.

•The Barolo Riserva Monfortino is only produced during years with excellent conditions and is aged for seven years prior to its release. In vintages when the Monfortino is made, less than 600 cases are produced.

•The Underlying Asset is one case of twelve (12) 750 milliliter bottles of 2006 Barolo Riserva Monfortino, Giacomo Conterno.

Asset Description

Overview & Authentication

•Giovanni Conterno opened a wine bar in the Italian village of San Giuseppe in 1908, relying on the grapes of other producers grapes to make his wine.

•In 1974, Conterno purchased the 40-acre Cascina Francia site in Serralunga D’alba, which at the time was a wheat field. Conterno planted Nebbiolo vines on the vineyard, and the first vintage was released in 1978 to very strong reviews.

Notable Features

•Before it is released to the public, Barolo Reserve Monfortino is aged for at least seven years in large oak casks called “botti.”

•Barolo Riserva Monfortino has received the highest quality designation for Italian wines, called Denominations of Controlled and Guaranteed Origin (DOCG). The designation was created in 1980 and to differentiate between top Italian wines. Barolo was one of the original wine regions to receive this designation.

•In 2013, Robert Parker’s Wine Advocate awarded Giacomo Conterno’s 2006 vintage Barolo Riserva Monfortino between 98 and 100 points out of 100. One year later, James Suckling awarded the wine 98 points stating that the wine “will be even better in 2020.”

•The Underlying Asset is one of an estimated 600 cases of Barolo Riserva Monfortino that Giacomo Conterno produced in 2006.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age.

Location of the Underlying Asset

●The Underlying Asset will be indefinitely stored in a London City Bonded warehouse located in Melksham, United Kingdom. The warehouse storing the Underlying Asset has a dedicated warehouse staff with temperature control, humidity control, fire hazard protection and 24/7 – 365 days a year security.

Insurance

●The Underlying Asset may not be covered under our existing corporate insurance policies but rather the insurance policy of the Asset Seller who is located in the United Kingdom where the Underlying Asset is stored.

Details

Series 2006 Barolo Riserva Monfortino
Vintage	2006
Producer	Giacomo Conterno
Wine	Barolo Riserva Monfortino
Country	Italy
Region	Piedmont
Appellation	Barolo
Grape Variety	Nebbiolo
Total Production	600 cases (est.)
Global Wine Score	99.13
Number of Cases	1
Bottles per Case	12
Total Bottles	12
Bottle Size	750 ml

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2006 Barolo Riserva Monfortino going forward.

USE OF PROCEEDS – SERIES #17DUJAC

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #17DUJAC Asset Cost (1)	$23,232	89.35%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.15%
	Brokerage Fee	$260	1.00%
	Offering Expenses (2)	$500	1.92%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.38%
	Marketing Materials	$200	0.77%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,408	5.42%
	Total Fees and Expenses	$2,468	9.49%
	Total Proceeds	$26,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.114 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	8/19/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$23,232
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2017 CHAMBERTIN, DUJAC

Investment Overview

•Upon completion of the Series #17DUJAC Offering, Series #17DUJAC will purchase two cases of six (6) bottles of 2017 Chambertin, Domaine Dujac as the Underlying Asset for Series #17DUJAC (The “Series 2017 Chambertin, Dujac” or the “Underlying Asset” with respect to Series #17DUJAC, as applicable), the specifications of which are set forth below.

•Domaine Dujac, founded in 1968 by Jacques Seysses, is a wine producer based in Burgundy's Morey-Saint-Denis appellation.

•Chambertin is “perhaps the finest of Dujac’s wines,” according to wine investment company Cult Wines. In recent years, the vineyard has produced vintages which have received high critic scores.

•The Underlying Asset is two cases of six (6) 750 milliliter bottles of 2017 Domaine Dujac Chambertin.

Asset Description

Overview & Authentication

•At age 26, Jacques Seysses bought Domaine Marcel Graillet and renamed it Domaine Dujac.

•The son of a food and wine connoisseur that specialized in biscuits, Seysses  tried banking and biscuit-making before pursuing his passion for wine. Seysses spent two years in Burgundy learning about wine from well-known wineries such as Domaine de la Romanée-Conti.

•After finding quick success in the Morey-Saint-Denis appellation, Seysses moved to other appellations, including Chambertin in the late 20th century.

Notable Features

•Le Chambertin was given Grand Cru status in 1937.

•In 2018, Decanter awarded Domaine Dujac’s 2017 vintage Chambertin 96 points out of 100 and anticipated that the wine would reach full maturity between 2025 and 2032.

•The Underlying Asset is 12 of an estimated 90,000 bottles that Domaine Dujac produced in 2017.

•Napoleon Bonaparte was known to drink wine from Le Chambertin.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age.

Location of the Underlying Asset

●The Underlying Asset will be indefinitely stored in a London City Bonded warehouse located in Melksham, United Kingdom. The warehouse storing the Underlying Asset has a dedicated warehouse staff with temperature control, humidity control, fire hazard protection and 24/7 – 365 days a year security.

Insurance

●The Underlying Asset may not be covered under our existing corporate insurance policies but rather the insurance policy of the Asset Seller who is located in the United Kingdom where the Underlying Asset is stored.

Details

Series 2017 Chambertin, Dujac
Vintage	2017
Producer	Domaine Dujac
Wine	Chambertin
Country	France
Region	Burgundy
Sub-Region	Côte de Nuits
Appellation	Le Chambertin
Grape Variety	Pinot Noir
Annual Production	90,000 bottles (est.)
Wine Score	94/100 (Antonio Galloni - 11/01/18)
Number of Cases	2
Bottles per Case	6
Total Bottles	12
Bottle Size	750 ml

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2017 Chambertin, Dujac going forward.

USE OF PROCEEDS – SERIES #00NEWMAN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #00NEWMAN Asset Cost (1)	$12,800	82.58%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.94%
	Brokerage Fee	$155	1.00%
	Offering Expenses (2)	$500	3.23%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$398	2.57%
	Marketing Materials	$200	1.29%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,147	7.40%
	Total Fees and Expenses	$2,400	15.48%
	Total Proceeds	$15,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.115 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	8/20/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$12,800
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$598

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2000 NEWMAN RACE SUIT

Investment Overview

•Upon completion of the Series #00NEWMAN Offering, Series #00NEWMAN will purchase a signed Sparco race suit worn by Paul Newman during the 2000 Rolex 24 Hours of Daytona Race Series as the Underlying Asset for Series #00NEWMAN (The “Series 2000 Newman Race Suit” or the “Underlying Asset” with respect to Series #00NEWMAN, as applicable), the specifications of which are set forth below.

•Paul Newman was an American actor, film director, producer, race car driver, IndyCar owner and entrepreneur. Newman acted in more than 65 movies over the course of his 50-year career and was the recipient of numerous awards including an Academy Award, a BAFTA Award, a Screen Actors Guild Award, and a Primetime Emmy. Newman also won several championships as a driver in the Sports Car Club of America road racing circuit.

•The 24 Hours of Daytona is a 24-hour sports car endurance race held annually at the Daytona International Speedway in Daytona Beach, Florida. The race is run on a 3.56-mile road course and lasts for a duration of 24 hours.

•The 2000 Rolex 24 Hours of Daytona was a Grand-Am sports car endurance race sponsored by Rolex and held on February 5th through 6th, 2000 at the Daytona International Speedway road course.

Asset Description

Overview & Authentication

•The Underlying Asset is a Sparco brand race suit worn by Paul Newman for the 2000 Rolex 24 Hours of Daytona endurance race that took place between February 5th and 6th of 2000.

•For the 2000 24 Hours of Daytona race, Newman joined 3 other American drivers for the Champion Racing team in a Porsche 996 GT3-R and placed 62nd overall.

•The Underlying Asset is accompanied by a Letter of Authenticity.

Notable Features

•The Underlying Asset is signed by Newman in black marker on the inner collar.

•The Underlying Asset is a Sparco size 54.

•The Underlying Asset is embroidered “PLN” in white thread on the belt.

Notable Defects

•The Underlying Asset shows signs of wear consistent with use.

Details

Series 2000 Newman Race Suit
Sport	Automotive Racing
Professional League	Grand American Road Racing Series
Event	Rolex 24 at Daytona
Year/Season	2000
Memorabilia Type	Race Suit
Primary Color	Black
Secondary Color	White
Manufacturer	Sparco
Autographed	“Paul Newman”

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2000 Newman Race Suit going forward.

USE OF PROCEEDS – SERIES #NASA1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #NASA1 Asset Cost (1)	$250,000	83.33%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.10%
	Brokerage Fee	$3,000	1.00%
	Offering Expenses (2)	$2,250	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$4,457	1.49%
	Marketing Materials	$200	0.07%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$39,793	13.26%
	Total Fees and Expenses	$49,700	16.57%
	Total Proceeds	$300,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.116 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	8/20/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$250,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$4,657

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1969 APOLLO 11 CONTROL STICK

Investment Overview

•Upon completion of the Series #NASA1 Offering, Series #NASA1 will purchase a 1969 Buzz Aldrin NASA Apollo 11 space-flown control stick as the Underlying Asset for Series #NASA1 (The “Series 1969 Apollo 11 Control Stick” or the “Underlying Asset” with respect to Series #NASA1, as applicable), the specifications of which are set forth below.

•The Apollo 11 Mission took place on from July 16, 1969 to July 24, 1969. American astronauts Neil Armstrong and Edwin “Buzz” Aldrin became the first humans to ever walk on the lunar surface. When Armstrong took his first step, he famously said, “That’s one small step for man, one giant leap for mankind.” The mission was streamed on live television to more than 350 million people, and roughly 600 million (1/5 of the world’s population) watched Armstrong set foot on the moon.

•Edwin “Buzz” Aldrin is an American astronaut who devised the docking and rendezvous techniques for spacecraft in Earth and lunar orbit. The methods Aldrin devised were critical to the success of the Apollo programs and are still used today.

•The Underlying Asset is a rotation hand controller that was used by Buzz Aldrin to pilot the Apollo 11 command module, Columbia, on the mission that took place on July 20th, 1969.

Asset Description

Overview & Authentication

•The Underlying Asset is the secondary rotational attitude control stick (also referred to as the rotational hand controller – ROT or RHC) from the Apollo 11 command module Columbia (CSM-107).

•The Underlying Asset was located near the right hand of Edwin “Buzz” Aldrin in the center couch of the Apollo 11 command module and was used by Aldrin to control the spacecraft’s attitude using roll, pitch and yaw adjustments.

•The Underlying Asset is part number 10022865-1-1 and serial number 1012.

•The Underlying Asset’s provenance has been corroborated by an official NASA audit report published by the Office of Inspector General in October 2018.

•According to the report by the Office of Inspector General, “three command module hand controllers that steered the Apollo 11 spacecraft,” including #NASA1, were retrieved after the mission and stored in an office safe at the Johnson Space Center. Upon the retirement of the employee who was responsible for the safe, the employee removed the three controllers and sold them years later at an auction, even though he was told to discard them. NASA subsequently learned of the auction and sought return of the three controllers. However, NASA dropped its pursuit of the items three years later.

Notable Features

•The Underlying Asset was used by astronaut and lunar module pilot Edwin “Buzz” Aldrin” to fly the Apollo 11 command module, Columbia, in July 1969.

•The Underlying Asset features a trigger switch for activating the headset microphone.

•The Underlying Asset measures 4½ inches tall.

•The Underlying Asset is housed on a custom-built wooden display mount that features the Apollo 11 mission patch and the original parts removal tag for the control stick, dated September 22, 1969.

Notable Defects

•The Underlying Asset shows signs of wear consistent with use.

Details

Series 1969 Apollo 11 Control Stick
Memorabilia Type	Space-Flown NASA Part
Part Name	Secondary Rotational Attitude Control Stick
Country of Origin	United States
Mission	Apollo 11
Mission Date	July 20, 1969
Astronaut	Edwin “Buzz” Aldrin
Part Number	10022865-101
Serial Number	1012
Model Number	V36-3
Authentication	Official NASA Audit, US Inspector General

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1969 Apollo 11 Control Stick going forward.

USE OF PROCEEDS – SERIES #03KOBE2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #03KOBE2 Asset Cost (1)	$21,000	91.30%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.30%
	Brokerage Fee	$230	1.00%
	Offering Expenses (2)	$500	2.17%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.43%
	Marketing Materials	$200	0.87%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$670	2.91%
	Total Fees and Expenses	$1,700	7.39%
	Total Proceeds	$23,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.117 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	9/3/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$21,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2003-04 UD PATCH AUTO KOBE BRYANT CARD

Investment Overview

•Upon completion of the Series #03KOBE2 Offering, Series #03KOBE2 will purchase a 2003-04 Upper Deck Exquisite Collection Patches Autographs #KB Kobe Bryant Card graded BGS NM-MT+ 8.5 as the Underlying Asset for Series #03KOBE2 (The “Series 2003-04 UD Patch Auto Kobe Bryant Card” or the “Underlying Asset” with respect to Series #03KOBE2, as applicable), the specifications of which are set forth below.

•The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards.

•Kobe Bryant was a professional basketball player who won five NBA championships, an NBA Most Valuable Player (MVP) award, two NBA Finals MVP awards, two Olympic gold medals, and is widely considered to be one of the greatest players in NBA history.

•The Underlying Asset is a 2003-04 Upper Deck “Exquisite Collection” Patches Autographs #KB Kobe Bryant Card graded BGS NM-MT+ 8.5.

Asset Description

Overview & Authentication

•The Underlying Asset is a 2003-04 Upper Deck “Exquisite Collection” Patches Autographs #KB Kobe Bryant Card.

•The Underlying Asset has been authenticated by Beckett Grading Services (BGS) and issued a grade of BGS NM-MT+ 8.5 with certification number #0011876382.

•The Underlying Asset’s BGS condition report consists of the following grades: Centering: 9.5; Corners: 8.5; Edges: 8.5; Surface: 8.

•The 2003-04 Exquisite Collection base set was made up of 78 cards, and none of the 78 cards in the set had a production number higher than 225 – production numbers were displayed on each card.

•At a suggested retail price of $500, each Exquisite Collection box consisted of a single 5-card pack that was housed in an engraved wooden box and which cost as much as an entire case (342 cards) of regular UD cards.

•Each pack contained an Autograph Patch (1/100), an Autographed Rookie Patch (1/225), and three additional cards (different production numbers: 1-of-1 all the way to 1-of-225).

•Patches Autographs cards were an insert set for the 2004-04 Exquisite Collection. Each Patches Autographs card had a production number of 100.

•The Charlotte Hornets drafted Kobe Bryant with the 13th pick in the 1st round of the 1996 NBA Draft.

•During the 2003-04 season, Kobe Bryant joined what is considered to be one of the best starting lineups in NBA history, with Shaquille O’Neal, Gary Payton and Karl Malone. The Lakers went 56-26 and reached the NBA Finals for the fourth time in five years. Kobe Bryant averaged 24.0 points, 5.5 rebounds, 5.1 assists, and 1.7 steals for the season.

Notable Features

•The Underlying Asset is a part of a limited-edition issue and numbered “030/100”.

•The face of the Underlying Asset features a photograph of Kobe Bryant wearing a #8 Los Angeles Lakers jersey and dribbling a basketball. The face of the card also features embossed silver text that reads: “EXQUISITE PATCHES”, “kobe bryant”, “lakers”, the Upper Deck logo, “EXQUISITE COLLECTION”, “030/100”.

•The face of the Underlying Asset features a patch from a Kobe Bryant game-used jersey.

•The Underlying Asset features Kobe Bryant’s signature in blue marker on a white background.

•The Underlying Asset is encased in a protective holder with the authentication label from BGS across the top of the protective case.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from BGS.

Details

Series 2003-04 UD Patch Auto Kobe Bryant Card
Sport	Basketball
Professional League	National Basketball Association (NBA)
Player / Number	Kobe Bryant / 8
Team	Los Angeles Lakers
Year / Season	2003-04
Memorabilia Type	Trading Card
Manufacturer	The Upper Deck Company, LLC.
Issue	2003-04 Exquisite Collection
Variant	Patches Autographs
Rarity	1 of 100
Number in Set	030 / 100
Signature	“Kobe Bryant”
Authentication	Beckett Grading Services (BGS)
Grade	NM-MT+ 8.5

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2003-04 UD Patch Auto Kobe Bryant Card going forward.

USE OF PROCEEDS – SERIES #FAUBOURG2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #FAUBOURG2 Asset Cost (1)	$150,000	90.91%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.18%
	Brokerage Fee	$1,650	1.00%
	Offering Expenses (2)	$1,238	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.06%
	Marketing Materials	$200	0.12%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$11,513	6.98%
	Total Fees and Expenses	$14,700	8.91%
	Total Proceeds	$165,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.118 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	9/3/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$150,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES HERMES BLUE FAUBOURG BIRKIN BAG

Investment Overview

•Upon completion of the Series #FAUBOURG2 Offering, Series #FAUBOURG2 will purchase a 2019 Hermès 20cm Sllier Faubourg Blue Multicolor Birkin with Palladium Hardware as the Underlying Asset for Series #FAUBOURG2 (The “Series Hermes Blue Faubourg Birkin Bag” or the “Underlying Asset” with respect to Series #FAUBOURG2, as applicable), the specifications of which are set forth below.

•Hermès International S.A. is a French high fashion luxury goods manufacturer established in 1837.

•The Hermès Birkin Bag was first released in 1984 after Jane Birkin, an actress, and Jean-Louis Dumas, the chairman of Hermès, sat next to each other on a flight. After spilling the contents of her bag, Birkin discussed the design of an “ideal handbag” with Dumas and the end of the flight they had put together preliminary sketches of the “Birkin” on an airline sick bag.

•Each Birkin bag is handmade, and prices vary according to the material and dye color used, as well as the type of hardware. The bags are distributed to Hermès boutiques in limited quantities, creating scarcity and exclusivity.

•The Underlying Asset is a 2019 Hermès 20cm Sellier Faubourg Limited Edition Blue Multicolor Birkin with Palladium Hardware.

Asset Description

Overview & Authentication

•The limited edition “Sellier Faubourg” is the first Hermès Birkin Bag produced in the 20-centimeter size.

•The Underlying Asset is one of just 50 Sac Birkin Faubourg bags produced in the blue colorway. 50 Sac Birkin Faubourg bags were produced in the brown colorway.

•The bag is designed to resemble Hermès flagship storefront at 24 Rue du Faubourg Saint-Honoré in Paris, France, complete with store windows topped with orange awnings.

•In 1880, Charles-Émile Hermès took over his father’s workshop and moves it to the current location of the Hermès store at 24 Rue du Faubourg Saint-Honoré.

Notable Features

•The Underlying Asset is made from a combination of five different materials: Matte Alligator, Madame Calfskin Leather, Swift Leather, and Sombrero Leather.

•The Underlying Asset has palladium hardware.

•The Underlying Asset has four protective feet at its base.

•The Underlying Asset includes a lock, keys, clochette, silk clochette dustbag, silk dustbag, protective felt, care card, rain protector, ribbon and box.

•The clochette is made to resemble an orange Hermès shopping bag with mini rope handles.

Notable Defects

•The Underlying Asset is in like-new condition and shows no sign of wear.

Details

Series Hermes Blue Faubourg Birkin Bag
Manufacturer	Hermès
Model	Faubourg Sellier Birkin
Color	Bleu Marine, White, Orange
Material	Matte Alligator, Madame Leather, Sombrero Leather, Epsom Leather, Swift Leather
Hardware	Palladium
Width	20cm
Height	16cm
Depth	11cm
Country of Origin	France
Year	2019
Rarity	1 of 100
Lock	Included
Keys	Included
Clochette	Included
Clochette Dustbag	Included
Dustbag	Included
Protective Felt	Included
Rain Protector	Included
Box and Ribbon	Included
Closure	Flap, Belted Straps, Turn Lock

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Hermes Bleu Faubourg Birkin Bag going forward.

RSE ARCHIVE, LLC FINANCIAL STATEMENTS

CONTENTS

PAGE

RSE ARCHIVE, LLC AND VARIOUS SERIES:

Period January 3, 2019 to December 31, 2019 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-2

Consolidated Statements of OperationsF-5

Consolidated Statements of Members’ Equity F-8

Consolidated Statements of Cash Flows F-10

Notes to Consolidated Financial Statements F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Archive, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RSE Archive, LLC (the "Company") in total and for each listed Series as of December 31, 2019, and the related consolidated statements of operations, members' equity, and cash flows for the Company in total and for each listed Series for the period from January 3, 2019 (inception) to December 31, 2019, and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company and each listed Series as of December 31, 2019, and the consolidated results of operations and cash flows for the Company and each listed Series for the period from January 3, 2019 (inception) to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company's and each listed Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement

As discussed in Note J to the financial statements the financial statements have been restated to correct an error.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's and each listed Series’ financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and each listed Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company and each listed Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's or each listed Series internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company's auditor since 2020.

EISNERAMPER LLP

New York, New York

March 31, 2020, except for Note J as to which the date is April 21, 2020.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Assets
Current Assets
Cash and Cash Equivalents	$ 1,450	$ 1,600	$ 300	$ 1,545	$ 1,095
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	-	2	-	-	1
Total Current Assets	1,450	1,602	300	1,545	1,096
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	125,000	52,500	16,800	35,000	70,100
TOTAL ASSETS	$ 126,450	$ 54,102	$ 17,100	$ 36,545	$ 71,196

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ 13	$ 13	$ -
Due to the Manager for Insurance	237	100	32	66	66
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	237	100	45	79	66

Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	220	203	180	154	131
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Accumulated Deficit	(607)	(301)	(225)	(233)	(196)
Members' Equity	126,213	54,002	17,055	36,466	71,130
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 126,450	$ 54,102	$ 17,100	$ 36,545	$ 71,196

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Assets
Current Assets
Cash and Cash Equivalents	$ 1,495	$ 1,695	$ 1,250	$ 1,100	$ 1,200
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	1	1	-	-
Total Current Assets	1,496	1,696	1,251	1,100	1,200
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	12,100	10,100	55,500	29,500	17,900
TOTAL ASSETS	$ 13,596	$ 11,796	$ 56,751	$ 30,600	$ 19,100

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ -	$ 13	$ -
Due to the Manager for Insurance	12	10	104	56	34
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	12	10	104	69	34

Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	131	131	112	110	71
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Accumulated Deficit	(142)	(140)	(215)	(329)	(105)
Members' Equity	13,584	11,786	56,647	30,531	19,066
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,596	$ 11,796	$ 56,751	$ 30,600	$ 19,100

See accompanying notes, which are an integral part of these financial statements.

F-3

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$1,750	$5,300	$1,050	$1,600	$24,459
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	-	2	1	1,881
Total Current Assets	1,751	5,300	1,052	1,601	26,340
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	282,250
Collectible Memorabilia - Owned	11,100	500,028	44,000	27,500	1,301,928
TOTAL ASSETS	$12,851	$505,328	$45,052	$29,101	$1,610,518

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$130
Due to the Manager for Insurance	11	949	83	52	2,607
Due to the Manager or its Affiliates	-	-	-	-	577,500
Total Liabilities	11	949	83	52	580,237

Membership Contributions	13,000	505,328	45,040	29,100	1,030,158
Capital Contribution	63	16	5	4	7,644
Capital Contribution for loss at Offering close	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Accumulated Deficit	(73)	(965)	(86)	(55)	(8,041)
Members' Equity	12,840	504,379	44,969	29,049	1,030,281
TOTAL LIABILITIES AND MEMBERS' EQUITY	$12,851	$505,328	$45,052	$29,101	1,610,518

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Operating Expenses
Storage	$-	$1	$-	$-	$-
Transportation	-	-	13	13	-
Insurance	237	100	32	66	66
Professional Fees	220	200	180	154	130
Marketing Expense	150	-	-	-	-
Total Operating Expenses	607	301	225	233	196
Operating Loss	(607)	(301)	(225)	(233)	(196)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Income / (Loss) Before Income Taxes	(607)	(301)	(225)	(233)	(196)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(607)	$(301)	$(225)	$(233)	$(196)

Basic and Diluted (Loss) per Membership Interest	$(0.61)	$(0.15)	$(0.11)	$(0.23)	$(0.07)
Weighted Average Membership Interests	1,000	2,000	2,000	1,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Operating Expenses
Storage	$-	$-	$1	$-	$-
Transportation	-	-	-	163	-
Insurance	12	10	104	56	34
Professional Fees	130	130	110	110	71
Marketing Expense	-	-	-	-	-
Total Operating Expenses	142	140	215	329	105
Operating Loss	(142)	(140)	(215)	(329)	(105)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Income / (Loss) Before Income Taxes	(142)	(140)	(215)	(329)	(105)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(142)	$(140)	$(215)	$(329)	$(105)

Basic and Diluted (Loss) per Membership Interest	$(0.71)	$(0.70)	$(0.21)	$(0.16)	$(0.10)
Weighted Average Membership Interests	200	200	1,000	2,000	1,000

See accompanying notes, which are an integral part of these financial statements.

F-6

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Operating Expenses
Storage	$1	$-	$-	$-	$1,881
Transportation	-	-	-	-	580
Insurance	11	949	83	52	2,607
Professional Fees	61	16	3	3	1,517
Marketing Expense	-	-	-	-	1,420
Total Operating Expenses	73	965	86	55	8,005
Operating Loss	(73)	(965)	(86)	(55)	(8,005)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	36
Income / (Loss) Before Income Taxes	(73)	(965)	(86)	(55)	(8,041)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(73)	$(965)	$(86)	$(55)	$(8,041)

Basic and Diluted (Loss) per Membership Interest	$(0.04)	$(0.10)	$(0.04)	$(0.03)
Weighted Average Membership Interests	2,000	10,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

F-7

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	220	203	180	154	131
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Net loss	(607)	(301)	(225)	(233)	(196)
Balance December 31, 2019	$126,213	$54,002	$17,055	$36,466	$71,130

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	131	131	112	110	71
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Net loss	(142)	(140)	(215)	(329)	(105)
Balance December 31, 2019	$13,584	$11,786	$56,647	$30,531	$19,066

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	13,000	505,328	45,040	29,100	1,030,158
Capital Contribution	63	16	5	4	7,644
Capital Contribution for loss at Offering close	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Net loss	(73)	(965)	(86)	(55)	(8,041)
Balance December 31, 2019	$12,840	$504,379	$44,969	$29,049	$1,030,281

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	(Restated) Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Cash Flows from Operating Activities:
Net (Loss)	$(607)	$(301)	$(225)	$(233)	$(196)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	220	203	180	154	131
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	-	(2)	-	-	(1)
Due to the Manager for Insurance	237	100	32	66	66
Accounts Payable	-	-	13	13	-
Net cash used in operating activities	(150)	-	-	-	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Investment in memorabilia	(125,000)	(47,250)	(16,800)	(35,000)	(70,100)
Net cash used in investing activities	(125,000)	(47,250)	(16,800)	(35,000)	(70,100)

Cash flow from financing activities:
Proceeds from sale of membership interests	126,600	48,850	17,100	36,600	70,740
Due to the manager and other affiliates	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Net cash used in financing activities	126,600	48,850	17,100	36,545	71,195

Net change in cash	1,450	1,600	300	1,545	1,095
Cash beginning of period	-	-	-	-	-
Cash end of period	1,450	1,600	300	1,545	1,095
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	$5,250	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Cash Flows from Operating Activities:
Net (Loss)	$(142)	$(140)	$(215)	$(329)	$(105)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	131	131	112	110	71
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	(1)	(1)	(1)	-	-
Due to the Manager for Insurance	12	10	104	56	34
Accounts Payable	-	-	-	13	-
Net cash used in operating activities	-	-	-	(150)	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Investment in memorabilia	(12,100)	(10,100)	(55,500)	(29,500)	(17,900)
Net cash used in investing activities	(12,100)	(10,100)	(55,500)	(29,500)	(17,900)

Cash flow from financing activities:
Proceeds from sale of membership interests	13,800	12,000	56,750	30,750	19,250
Due to the manager and other affiliates	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Net cash used in financing activities	13,595	11,795	56,750	30,750	19,100

Net change in cash	1,495	1,695	1,250	1,100	1,200
Cash beginning of period	-	-	-	-	-
Cash end of period	1,495	1,695	1,250	1,100	1,200
Supplemental Cash Flow Information:
Membership Interest issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	(Restated) Series #HONUS	Series #75ALI	Series #71ALI	(Restated) Consolidated
Cash Flows from Operating Activities:
Net (Loss)	$(73)	$(965)	$(86)	$(55)	$(8,041)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	63	16	5	4	7,644
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	(1)	-	(2)	(1)	(1,881)
Due to the Manager for Insurance	11	949	83	52	2,607
Accounts Payable	-	-	-	-	130
Net cash used in operating activities	-	-	-	-	459

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	(282,250)
Investment in memorabilia	(11,100)	(225,000)	(44,000)	(27,500)	(1,021,650)
Net cash used in investing activities	(11,100)	(225,000)	(44,000)	(27,500)	(1,303,900)

Cash flow from financing activities:
Proceeds from sale of membership interests	13,000	230,300	45,040	29,100	749,880
Due to the manager and other affiliates	-	-	-	-	577,500
Contribution related to Offering Closings and Asset Sales	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Net cash used in financing activities	12,850	230,300	45,050	29,100	1,327,900

Net change in cash	1,750	5,300	1,050	1,600	24,459
Cash beginning of period	-	-	-	-	-
Cash end of period	1,750	5,300	1,050	1,600	24,459
Supplemental Cash Flow Information:
Membership Interest issued to Asset Seller as consideration	-	$275,028	-	-	$280,278

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Archive, LLC (the “Company”) is a Delaware series limited liability company formed on January 3, 2019.  RSE Archive Manager, LLC, a single member Delaware limited liability company formed on March 27, 2019 and owned by RSE Markets, Inc., is the manager of the Company (the “Manager”). RSE Markets, Inc. serves as the asset manager for the collection of collectible memorabilia owned by the Company and each series (the “Asset Manager”). The Company was formed to engage in the business of acquiring and managing a collection of collectible memorabilia (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series” or “Series of Interests”), that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Asset Manager is a Delaware corporation formed on April 28, 2016. The Asset Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company, through the Manager, and the assets owned by the Company in its roles as the Asset Manager of each Series. The Asset Manager is the owner of the Manager.

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are a single collectible memorabilia (plus any cash reserves for future operating expenses), as well as certain liabilities related to expenses pre-paid by the Asset Manager.

All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the closing of an offering, each Series is responsible for its own “Operating Expenses” (as defined in Note B(5)). Prior to the closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the closing of each successful offering for its services of sourcing the collectible memorabilia (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee:  For all Series qualified up to the date of this filing the broker of record received a fee (the “Brokerage Fee”) of 1.0% of the cash from offering for facilitating the sale of securities.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Custody Fee: For all Series qualified up to the date of this filing the custody broker received a fee (the “Custody Fee”) of 0.75% of the cash from offering for facilitating the sale of securities.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of “Free Cash Flow” (as defined in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company had sustained a net loss of $(8,041) for the period from January 3, 2019 to December 31, 2019 and had an accumulated deficit of $(8,041) as of December 31, 2019.

All of the liabilities on the balance sheet as of December 31, 2019 are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests. As of December 31, 2019, the Company has negative working capital of approximately $(0.6) million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Through December 31, 2019, none of the Company or any Series have recorded any directly attributable revenues through the utilization of Underlying Assets. Management’s plans include anticipating that it will commence commercializing the collection in 2021. Each Series will continue to incur Operating Expenses including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City and launched its online shopping experience for merchandise in the third quarter of 2019. No revenues directly attributable to the Company or any Series have been generated through the showroom or the online shop as of December 31, 2019.

F-14

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At December 31, 2019, the Company and the Series for which closings had occurred, had the following cash balances:

Cash Balance
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$1,450
Series #71MAYS	1971 Willie Mays Jersey	1,600
Series #RLEXPEPSI	Rolex GMT Master II	300
Series #10COBB	1910 Ty Cobb Card	1,545
Series #POTTER	1997 First Edition Harry Potter	1,095
Series #TWOCITIES	First Edition A Tale of Two Cities	1,495
Series #FROST	First Edition A Boy's Will	1,695
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,250
Series #SMURF	Rolex Submariner "Smurf"	1,100
Series #70RLEX	1970 Rolex Beta 21	1,200
Series #EINSTEIN	First Edition of Philosopher-Scientist	1,750
Series #HONUS	1909-11 Honus Wagner Card	5,300
Series #75ALI	1975 Muhammad Ali Boots	1,050
Series #71ALI	1971 “Fight of the Century” Contract	1,600
Total Series Cash Balance		22,430
RSE Archive		2,029
Total Cash Balance		$24,459

The cash on the books of RSE Archive is reserved to funding future pre-closing Operating Expenses or “Acquisition Expenses” (see Note B(6) for definition and additional details), as the case may be. The cash on the books of each Series is reserved for funding of post-closing Operating Expenses. During the period from January 3, 2019 to December 31, 2019, the Manager has paid for certain but not all Operating Expenses related to any of the Series that have had closed offerings and has elected not to be reimbursed. These payments made by the Manager are accounted for as capital contributions, amounting to a total of $7,644.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series, as has been the case for the majority of the Series for which closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future operating expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. There is no assurance that financing from the Manager will remain available or that the Manager will provide the Company or any Series with sufficient capital to meet its objectives.

INITIAL OFFERINGS

The Company has completed several initial offerings since its inception in 2019 and plans to continue to increase the number of initial offerings going forward. The table below outlines all offerings for which a closing has occurred as of December 31, 2019. All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #52MANTLE Interests	Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$132,000	10/18/2019	10/25/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #71MAYS Interests	Series #71MAYS	1971 Willie Mays Jersey	$57,000	10/25/2019	10/31/2019

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Memorabilia Seller was issued 10% of Interests as part of total purchase consideration

Series #RLEXPEPSI Interests	Series #RLEXPEPSI	Rolex GMT Master II 126710BLRO	$17,800	11/1/2019	11/6/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #10COBB Interests	Series #10COBB	1910 E98 Ty Cobb Card	$39,000	11/8/2019	11/14/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #POTTER Interests	Series #POTTER	1997 First Edition Harry Potter	$72,000	11/15/2019	11/21/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #TWOCITIES Interests	Series #TWOCITIES	First Edition A Tale of Two Cities	$14,500	11/15/2019	11/21/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #FROST Interests	Series #FROST	First Edition A Boy's Will	$13,500	11/15/2019	11/21/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #BIRKINBLEU Interests	Series #BIRKINBLEU	Bleu Saphir Lizard Hermès Birkin	$58,000	11/22/2019	11/27/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #SMURF Interests	Series #SMURF	Rolex Submariner Date "Smurf" Ref. 116619LB	$34,500	11/22/2019	11/27/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #70RLEX Interests	Series #70RLEX	1970 Rolex Ref. 5100 Beta 21	$20,000	11/27/2019	12/6/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #EINSTEIN Interests	Series #EINSTEIN	First Edition of Philosopher-Scientist	$14,500	12/6/2019	12/13/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #HONUS Interests	Series #HONUS	1909-1911 T206 Honus Wagner Card	$520,000	12/13/2019	12/26/2019

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Memorabilia Seller was issued 53% of Interests as part of total purchase consideration

Series #75ALI Interests	Series #75ALI	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	$46,000	12/20/2019	12/29/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #71ALI Interests	Series #71ALI	1971 “Fight of the Century” Contract	$31,000	12/20/2019	12/30/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Total at 12/31/2019	14 Series		$1,069,800

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

From time to time, the Company receives unsolicited take-over offers for the Underlying Assets. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board evaluates the offers and determines that if, on a case by case basis, it is in the interest of the Investors to sell the Underlying Asset. In certain instances,  the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no offering has yet occurred. In these instances, the anticipated offering related to such Underlying Asset will be cancelled.

For the period from January 3, 2019 through December 31, 2019, no asset dispositions had been executed.

Please see Note I, Subsequent Events for additional details on closings of initial offerings or asset dispositions after December 31, 2019.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

All offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s offering circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses related to the offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, that are funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for offering expenses incurred with respect to the offerings for all Series that have had a closing as of the date of the financial statements and potentially other future offerings.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete offering expenses related to a particular Series’ offering, the Manager has also incurred legal, accounting, user compliance expenses and other offering related expenses during the period from January 3, 2019 through December 31, 2019 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of offerings. The Manager treats these expenses as operating expenses related to the Manager’s business and will not be reimbursed for these through any activities or offerings related to the Company or any of the Series.

5.Operating Expenses:

Operating Expenses related to a particular memorabilia include storage, insurance, transportation (other than the initial transportation from the memorabilia location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other memorabilia specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and totaled $7,644 for the period from January 3, 2019 through December 31, 2019.

During the period from January 3, 2019 through December 31, 2019, RSE Archive incurred pre-closing Operating expenses and the following Series had closed Offerings and incurred post-closing Operating Expenses per the table below:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Operating Expenses
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$607
Series #71MAYS	1971 Willie Mays Jersey	301
Series #RLEXPEPSI	Rolex GMT Master II	225
Series #10COBB	1910 Ty Cobb Card	233
Series #POTTER	1997 First Edition Harry Potter	196
Series #TWOCITIES	First Edition A Tale of Two Cities	142
Series #FROST	First Edition A Boy's Will	140
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	215
Series #SMURF	Rolex Submariner "Smurf"	329
Series #70RLEX	1970 Rolex Beta 21	105
Series #EINSTEIN	First Edition of Philosopher-Scientist	73
Series #HONUS	1909-11 Honus Wagner Card	965
Series #75ALI	1975 Muhammad Ali Boots	86
Series #71ALI	1971 “Fight of the Century” Contract	55
RSE Archive		4,333
Total Operating Expenses		$8,005

Solely in the case of the Series with closed offerings listed in the table above, the Manager has elected that certain, but not all of the post-closing Operating Expenses for the period from January 3, 2019 to December 31, 2019 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series.

F-20

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

6.Capital Assets:

Memorabilia assets are recorded at cost. The cost of the memorabilia includes the purchase price, including any deposits for the memorabilia funded by the Manager and “Acquisition Expenses,” which include transportation of the memorabilia to the Manager’s storage facility, pre-purchase inspection, pre-offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats memorabilia assets as collectible and therefore the Company will not depreciate or amortize the collectible memorabilia assets going forward. The collectible memorabilia are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The collectible memorabilia assets are initially purchased by the Company, either prior to launching an offering or through the exercising of a purchase option simultaneous with the closing of an offering for a particular Series. At closing of an offering for a Series of Interests the collectible memorabilia assets, including capitalized Acquisition Expenses, are then transferred to the Series. Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a closing, such as registration fees or fees related to the transportation of an Underlying Asset from the seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired memorabilia after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Archive” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the offering. In case of a closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet. Any remaining cash on the balance sheet of the Series after distributions have been made is retained for payment of future operating expenses.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties invested in memorabilia assets. For the period from January 3, 2019 to December 31, 2019, the total investment in memorabilia assets was $1,584,178.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Of the $1,584,178 of investments during the period from January 3, 2019 through December 31, 2019, $1,578,478 were related to the purchase price of, or down payments on Underlying Assets, excluding $0 related to the Underlying Assets sold. This brings the total spent on purchase price and down-payments at December 31, 2019 to $1,578,478, since the inception of the Company on January 3, 2019.

Acquisition Expenses related to a particular Series, that are incurred prior to the closing of an offering, are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example transportation costs to transport the asset from the seller to the Company’s facility, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses are capitalized into the cost of the memorabilia as per the table below. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

For the period from January 3, 2019 through December 31, 2019, $5,700 of Acquisition Expenses related to the registration, transportation, inspection, repair of collectible memorabilia and other acquisition related expenses were incurred, excluding $0 related to Underlying Assets sold.

The total investment in memorabilia assets as of December 31, 2019 is as follows:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

As of 12/31/2019
Capitalized Costs
	Applicable Series		Asset	Purchase Price / Down payment	Authen-tication	Other	Total
Asset 1	Series #52MANTLE	(1)	1952 Topps #311 Mickey Mantle Card	$125,000	$-	$-	$125,000
Asset 2	Series #71MAYS	(1)	1971 Willie Mays Jersey	52,500	-	-	52,500
Asset 3	Series #RLEXPEPSI	(1)	Rolex GMT Master II	16,800	-	-	16,800
Asset 4	Series #10COBB	(1)	1910 Ty Cobb Card	35,000	-	-	35,000
Asset 5	Series #POTTER	(1)	1997 First Edition Harry Potter	65,000	100	5,000	70,100
Asset 6	Series #TWOCITIES	(1)	First Edition A Tale of Two Cities	12,000	100	-	12,100
Asset 7	Series #FROST	(1)	First Edition A Boy's Will	10,000	100	-	10,100
Asset 8	Series #BIRKINBLU	(1)	Bleu Saphir Lizard Hermès Birkin	55,500	-	-	55,500
Asset 9	Series #SMURF	(1)	Rolex Submariner "Smurf"	29,500	-	-	29,500
Asset 10	Series #70RLEX	(1)	1970 Rolex Beta 21	17,900	-	-	17,900
Asset 11	Series #EINSTEIN	(1)	First Edition of Philosopher-Scientist	11,000	100	-	11,100
Asset 12	Series #HONUS	(1)	1909-11 Honus Wagner Card	500,028	-	-	500,028
Asset 13	Series #75ALI	(1)	1975 Muhammad Ali Boots	44,000	-	-	44,000
Asset 14	Series #71ALI	(1)	1971 “Fight of the Century” Contract	27,500	-	-	27,500
Asset 15	Series #APROAK	(2)	AP Royal Oak A-Series	72,500	-	-	72,500
Asset 16	Series #88JORDAN	(2)	1988 Air Jordan III Sneakers	20,000	-	-	20,000
Asset 17	Series #SNOOPY	(2)	2015 Omega Speedmaster Moonwatch	24,000	-	-	24,000
Asset 18	Series #98JORDAN	(2)	1998 Michael Jordan Jersey	120,000	-	-	120,000
Asset 19	Series #18ZION	(2)	2018 Zion Williamson Sneakers	13,500	-	-	13,500
Asset 20	Series #YOKO	(2)	First Edition Grapefruit	12,500	100	-	12,600
Asset 21	Series #APOLLO11	(2)	Apollo 11 New York Times	30,000	-	-	30,000
Asset 22	Series #APEOD	(2)	AP Royal Oak "End of Days"	28,000	-	-	28,000
Asset 23	Series #ROOSEVELT	(2)	First Edition African Game Trails	17,000	200	-	17,200
Asset 24	Series #AGHOWL	(2)	First Edition Howl and Other Poems	15,500	-	-	15,500
Asset 25	Series #56MANTLE	(2)	1956 Mickey Mantle Card	9,000	-	-	9,000
Asset 26	Series #24RUTHBAT	(2)	1924 Babe Ruth Bat	50,000	-	-	50,000
Asset 27	Series #33RUTH	(2)	1933 Babe Ruth Card	74,000	-	-	74,000
Asset 28	Series #BIRKINBOR	(2)	2015 Hermès Bordeaux Birkin	12,500	-	-	12,500
Asset 29	Series #HIMALAYA	(2)	2014 Hermès Himalaya Birkin	32,500	-	-	32,500
Asset 30	Series #SPIDER1	(2)	1963 Amazing Spider-Man #1	5,000	-	-	5,000
Asset 31	Series #BATMAN3	(2)	1940 Batman #3	18,750	-	-	18,750
Asset 32	Series #ULYSSES	(2)	1935 First Edition Ulysses	22,000	-	-	22,000
Total				$1,578,478	$700	$5,000	$1,584,178

Acquisition Expense 2019				$1,578,478	$700	$5,000	$1,584,178

Note: Excludes $0 of capitalized acquisitions costs related to Underlying Assets sold.

(1)Offering for Series Interests closed at December 31, 2019 and Underlying Asset owned by applicable Series.

(2)At December 31, 2019 owned by RSE Archive, LLC and not by any Series. To be owned by the applicable Series as of the closing of the applicable offering.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Income / (Loss) for the period.

Capital contributions from the Manager are made to cover Operating Expenses (as described in Note B(5) above), such as storage, insurance, transportation and ongoing accounting and legal expenses incurred by the Company or any of the Series, for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful closing of an offering for a particular Series are calculated by taking the amount of membership Interests sold in an offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the offering are paid from the proceeds of any successfully closed offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an offering does not close. At December 31, 2019, the following offerings for Series Interests had closed:

Membership Contribution and Uses at Closing
Applicable Series	Asset	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	10/25/2019	$132,000	$1,320	$3,090	$990	$126,600
Series #71MAYS	1971 Willie Mays Jersey	10/31/2019	57,000	570	1,830	500	54,100
Series #RLEXPEPSI	Rolex GMT Master II	11/6/2019	17,800	178	22	500	17,100
Series #10COBB	1910 Ty Cobb Card	11/14/2019	39,000	390	1,510	500	36,600
Series #POTTER	1997 First Edition Harry Potter	11/21/2019	72,000	720	-	540	70,740
Series #TWOCITIES	First Edition A Tale of Two Cities	11/21/2019	14,500	145	55	500	13,800
Series #FROST	First Edition A Boy's Will	11/21/2019	13,500	135	865	500	12,000
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	11/27/2019	58,000	580	170	500	56,750
Series #SMURF	Rolex Submariner "Smurf"	11/27/2019	34,500	345	2,905	500	30,750
Series #70RLEX	1970 Rolex Beta 21	12/9/2019	20,000	200	50	500	19,250
Series #EINSTEIN	First Edition of Philosopher-Scientist	12/12/2019	14,500	145	855	500	13,000
Series #HONUS	1909-11 Honus Wagner Card	12/26/2019	520,000	5,200	5,572	3,900	505,328
Series #75ALI	1975 Muhammad Ali Boots	12/30/2019	46,000	460	-	500	45,040
Series #71ALI	1971 “Fight of the Century” Contract	12/30/2019	31,000	310	1,090	500	29,100
Total			$1,069,800	$10,698	$18,014	$10,930	$1,030,158

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of December 31, 2019.

RSE Archive, LLC, as the master series of the Company and RSE Archive Manager, LLC, the Manager of the Company, intend to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

As of the period from January 3, 2019 through December 31, 2019, the following Series had closed offerings and the (losses) / income per membership Interest as per the table below:

Earnings (Loss) Per Membership Interest (EPMI)
			12/31/2019
Applicable Series	Asset	Membership Interests	Net (Loss) / Income	EPMI
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	1,000	$(607)	$(0.61)
Series #71MAYS	1971 Willie Mays Jersey	2,000	(301)	(0.15)
Series #RLEXPEPSI	Rolex GMT Master II	2,000	(225)	(0.11)
Series #10COBB	1910 Ty Cobb Card	1,000	(233)	(0.23)
Series #POTTER	1997 First Edition Harry Potter	3,000	(196)	(0.07)
Series #TWOCITIES	First Edition A Tale of Two Cities	200	(142)	(0.71)
Series #FROST	First Edition A Boy's Will	200	(140)	(0.70)
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,000	(215)	(0.21)
Series #SMURF	Rolex Submariner "Smurf"	2,000	(329)	(0.16)
Series #70RLEX	1970 Rolex Beta 21	1,000	(105)	(0.10)
Series #EINSTEIN	First Edition of Philosopher-Scientist	2,000	(73)	(0.04)
Series #HONUS	1909-11 Honus Wagner Card	10,000	(965)	(0.10)
Series #75ALI	1975 Muhammad Ali Boots	2,000	(86)	(0.04)
Series #71ALI	1971 “Fight of the Century” Contract	2,000	(55)	(0.03)

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and advisory board members.

Officer and Affiliate Loans

From time to time, individual officers and affiliates of the Manager may make loans to the Company to facilitate the purchase of memorabilia assets prior to the closing of a Series’ offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the broker of record  and the custody broker and their respective affiliates, from the proceeds of a closed offering, the memorabilia would then transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another memorabilia assets.

As of December 31, 2019, no loans were outstanding to either officers or affiliates of the Manager.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE D - DEBT

On April 30, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $1.5 million revolving line of credit with Silicon Valley Bank. The LoC allowed the Asset Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) or (ii) 6.0%. Interest expense is paid monthly by the Asset Manager. The Company was also held jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, the Asset Manager and the Company cancelled the LoC and the Asset Manager repaid $220,000 outstanding under the LoC plus accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $2.25 million demand note (the “DM”) with Upper90. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM. It is anticipated that the Asset Manager will replace the DM with a more permanent piece of debt from Upper90 at essentially the same terms sometime in the second quarter of 2020.

As of December 31, 2019, $1,560,000 debt plus $7,800 of accrued interest was outstanding under the DM. Of the $1,560,000 outstanding, $565,000 were related to memorabilia assets and the remainder to assets of the affiliate of the Asset Manager, per the table below:

Borrowing Base
Asset Type	Series	Underlying Asset	$ Borrowed	Date Drawn
Automobile	#81AV1	1982 Aston Martin V8 Vantage	$285,000	12/20/2019
Automobile	#72FG2	1972 Ferrari 365 GT C/4	275,000	12/20/2019
Automobile	#95FF1	1995 Ferrari 355 Spider	105,000	12/20/2019
Automobile	#03SS1	2003 Series Saleen S7	330,000	12/20/2019
Memorabilia	#98JORDAN	1998 Michael Jordan Jersey	120,000	12/20/2019
Memorabilia	#33RUTH	1933 Babe Ruth Card	74,000	12/20/2019
Memorabilia	#56MANTLE	1956 Mickey Mantle Card	9,000	12/20/2019
Memorabilia	#88JORDAN	1988 Air Jordan III Sneakers	20,000	12/20/2019
Memorabilia	#AGHOWL	First Edition Howl and Other Poems	15,500	12/20/2019
Memorabilia	#ROOSEVELT	First Edition African Game Trails	17,000	12/20/2019
Memorabilia	#ULYSSES	1935 First Edition Ulysses	22,000	12/20/2019
Memorabilia	#YOKO	First Edition Grapefruit	12,500	12/20/2019
Memorabilia	#BIRKINBOR	2015 Hermès Bordeaux Birkin	50,000	12/20/2019
Memorabilia	#HIMALAYA	2014 Hermès Himalaya Birkin	130,000	12/20/2019
Memorabilia	#SPIDER1	1963 Amazing Spider-Man #1	20,000	12/20/2019
Memorabilia	#BATMAN3	1940 Batman #3	75,000	12/20/2019
Total			$1,560,000

Note: Series #81AV1, Series #72FG2, Series #95FF1 and Series #03SS1 are Series of an affiliate of the Asset Manager.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

As of December 31, 2019, we have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021. In early 2019, the Manager of the Company launched its first showroom in New York City and in mid-2019 launched an online shopping experience for merchandise In future, the Manager of the Company plans to roll out additional opportunities for revenue generation including additional showrooms.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular memorabilia asset and Operating Expenses related to the management of such memorabilia assets.

Fees and expenses related to the purchase of an underlying memorabilia asset include Offering Expenses, Acquisition Expenses Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the closing of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying memorabilia assets or the number of memorabilia, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: Revenues from the anticipated commercialization of the collection of memorabilia will be allocated amongst the Series whose underlying memorabilia are part of the commercialization events, based on the value of the underlying memorabilia assets. No revenues attributable directly to the Company or any Series have been generated during the period from January 3, 2019 to December 31, 2019.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the closing of an offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon closing of the offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering (see note B(7)) and is charged to the specific Series. Losses incurred related to closed offerings, due to shortfalls between proceeds from closed offerings and costs incurred in relation to these offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

•Brokerage Fee: The Brokerage Fee is paid to the broker of record from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the custody broker from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs and other Series related Operating Expenses, are expensed as incurred:

oPre-closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage: based on the number of Underlying Assets

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% of Free Cash Flow (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

iv)The Manager may receive up to 50% of Free Cash Flow in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of December 31, 2019, no distributions of Free Cash Flow or management fees were paid by the Company or in respect of any Series.

F-30

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX

As of December 31, 2019, each individual Series has elected to be treated as a corporation for tax purposes.

No provision for income taxes for the period from January 3, 2019 to December 31, 2019 has been recorded for any individual Series as all individual Series incurred net losses.  Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets at December 31, 2019 are fully offset by a valuation allowance, and therefore, no tax benefit applicable to the loss for each individual Series for the years ended December 31, 2019 has been recognized. Losses incurred after January 1, 2019 do not expire for federal income tax purposes.

Reconciliation of the benefit for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. RSE Archive has elected to be treated as a partnership; thus, for the period from January 3, 2019 through December 31, 2019 the only tax affected components of deferred tax assets and deferred tax liabilities related to closed Series.

Period from January 3, 2019 through December 31, 2019:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #52MANTLE	$ (127)	$ 127	$ -
Series #71MAYS	(63)	63	-
Series #RLEXPEPSI	(47)	47	-
Series #10COBB	(49)	49	-
Series #POTTER	(41)	41	-
Series #TWOCITIES	(30)	30	-
Series #FROST	(29)	29	-
Series #BIRKINBLU	(45)	45	-
Series #SMURF	(69)	69	-
Series #70RLEX	(22)	22	-
Series #EINSTEIN	(15)	15	-
Series #HONUS	(203)	203	-
Series #75ALI	(18)	18	-
Series #71ALI	(12)	12	-
Total	$ (770)	$ 770	$ -

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Tax affected components of deferred tax assets and deferred tax liabilities at December 31, 2019, consisting of net operating losses, were as follows:

Federal Loss Carry-forward
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
Series #52MANTLE	$ (127)	$ 127	$ -
Series #71MAYS	(63)	63	-
Series #RLEXPEPSI	(47)	47	-
Series #10COBB	(49)	49	-
Series #POTTER	(41)	41	-
Series #TWOCITIES	(30)	30	-
Series #FROST	(29)	29	-
Series #BIRKINBLU	(45)	45	-
Series #SMURF	(69)	69	-
Series #70RLEX	(22)	22	-
Series #EINSTEIN	(15)	15	-
Series #HONUS	(203)	203	-
Series #75ALI	(18)	18	-
Series #71ALI	(12)	12	-
Total	$ (770)	$ 770	$ -

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE H - CONTINGENCIES

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

Restriction on Sale of Series #HONUS

•Without the Company’s prior written consent (which may be withheld in the Company’s sole discretion), the Asset Seller will not, directly or indirectly, offer, pledge, sell, transfer, hypothecate, mortgage, grant or encumber, sell or grant any option, purchase any option, enter into any arrangement or contract to do any of the foregoing, or otherwise transfer, dispose or encumber the Asset Seller’s Equity Interest.

•Without the Asset Seller’s prior written consent, the Company will not sell the Underlying Asset within 36-months of the Closing.

•The Company will not sell the Underlying Asset for a purchase price of less than $1,900,000.00 without the Asset Seller’s prior written consent.

•For a 10 year period following the Closing, the Company (or our designee(s)) will have the right, exercisable at any time upon written notice to the Asset Seller, to repurchase from the Asset Seller the Asset Seller Equity Interest for a purchase price valuing the Series at no less than $1,900,000.00.  In the event the Company exercises this right, the Asset Seller will execute and deliver or cause to be executed and delivered to us such agreements or instruments as we may reasonably request, in order to facilitate such repurchase.

•If the Underlying Asset is sold within 5 years of the Closing, the Company will use commercially reasonable efforts to include as a condition in the sale agreement relating to such sale that purchaser of the Underlying Asset must lend the Underlying Asset to the Asset Seller for 60 days per calendar year for a 24-month period post-sale.  The Company will have no further obligation to the Asset Seller once the Company sells the Underlying Asset.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS

Subsequent Offerings

The table below shows all offerings, which have closed after the date of the financial statements through March 31, 2020.

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #88JORDAN Interest	Series Michael Jordan 1988 Sneakers	1988 Michael Jordan Nike Air Jordan III Sneakers	$22,000	1/19/2020	1/27/2019	Closed

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #56MANTLE Interest	Series 1956 Topps Mickey Mantle Card	1956 Topps #135 Mickey Mantle Card	$10,000	1/3/2020	3/11/2020	Closed

• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager

• $10,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #BIRKINBOR Interest	Series Hermès Bordeaux Porosus Birkin Bag	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	$52,500	2/14/2020	2/20/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #33RUTH Interest	Series 1933 Goudey Babe Ruth Card	1933 Goudey #144 Babe Ruth Card	$77,000	2/21/2020	2/26/2020	Closed	• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
Series #SPIDER1 Interest	Series 1963 Amazing Spider-Man #1	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	$22,000	2/28/2020	3/4/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #BATMAN3 Interest	Series 1940 Batman #3	1940 D.C. Comics Batman #3 CGC NM 9.4	$78,000	2/28/2020	3/4/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #AGHOWL Interest	Series Howl and Other Poems	First Edition Howl and Other Poems	$19,000	3/6/2020	3/11/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #ROOSEVELT Interest	Series African Game Trails	First Edition African Game Trails	$19,500	3/6/2020	3/10/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #ULYSSES Interest	Series Ulysses	1935 First Edition Ulysses	$25,500	3/6/2020	3/10/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #98JORDAN Interest	Series Michael Jordan Jersey	1998 Michael Jordan Jersey	$128,000	3/13/2020	3/22/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager

• $128,000 Offering closed on 3/22/2020 and payments made by the Manager and other Obligations were paid through the proceeds

The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

Asset Disposition

On February 1, 2020, the Company received an unsolicited take-over offer for Series “Fight of The Century” Contract, the Underlying Asset for Series #71ALI, in the amount of $40,000. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board has evaluated the offer and has determined that it is in the interest of the Investors to sell the Series “Fight of The Century” Contract. The purchase and sale agreement was executed on February 7, 2020.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE J - RESTATEMENT

During the period from January 3, 2019 through December 31, 2019, the Company incorrectly included the non-cash membership interests issued  as part of the total consideration issued by the Company to the  sellers of Series #HONUS and Series #71MAYS, in the statements of cash flows, for each of these two individual Series and in the consolidated statement of the Company.  As a result, the Cash Flows from Investing Activities and Cash Flows from Financing Activities for these two Series and the consolidated amounts have been restated to appropriately reflect the amount of cash consideration that was (i) paid for the specific assets and recorded as Investment in Memorabilia in Cash Flows from Investing Activities, and (ii) received by the Series through the offering of membership interests and recorded as Proceeds from Sale of Membership Interest in Cash Flows from Financing Activities.  The error had no effect on the consolidated balance sheets, consolidated statements of operations, and consolidated statements of members’ equity (deficit).

The specific adjustments related to each Series and the total consolidated amounts of the Company in the Statement of Cash Flows follows:

	Series #HONUS
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($500,028)	$275,028	($225,000)
Net cash used in investing activities	($500,028)	$275,028	($225,000)

Cash flows from financing activities:
Proceeds from sale of membership interests	$505,328	($275,028)	$230,300
Net cash provided by financing activities	$505,328	($275,028)	$230,300

	Series #71MAYS
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($52,500)	$5,250	($47,250)
Net cash used in investing activities	($52,500)	$5,250	($47,250)

Cash flows from financing activities:
Proceeds from sale of membership interests	$54,100	($5,250)	$48,850
Net cash provided by financing activities	$54,100	($5,250)	$48,850

	Consolidated
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($1,301,928)	$280,278	($1,021,650)
Net cash used in investing activities	($1,584,178)	$280,278	($1,303,900)

Cash flows from financing activities:
Proceeds from sale of membership interests	$1,030,158	($280,278)	$749,880
Net cash provided by financing activities	$1,608,178	($280,278)	$1,327,900

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Archive, LLC (1)

Exhibit 2.2 – Amended and Restated Operating Agreement for RSE Archive, LLC (3)

Exhibit 2.3 – Certificate of Formation for RSE Archive Manager, LLC (1)

Exhibit 2.4 – Operating Agreement for RSE Archive Manager, LLC (2)

Exhibit 3.1 – Form of Series Designation (1)

Exhibit 4.1 – Amended and Restated Form of Subscription Agreement (4)

Exhibit 6.1 – Amended and Restated Form of Asset Management Agreement (9)

Exhibit 6.2 – Broker of Record Agreement (1)

Exhibit 6.3 – Purchase Option Agreement in respect of Series #10COBB Asset (1)

Exhibit 6.4 – Purchase Option Agreement in respect of Series #52MANTLE Asset (1)

Exhibit 6.5 – Purchase Option Agreement in respect of Series #71ALI Asset (1)

Exhibit 6.6 – Purchase Option Agreement in respect of Series #71MAYS Asset (1)

Exhibit 6.7 – Purchase Option Agreement in respect of Series #98JORDAN Asset (1)

Exhibit 6.8 – Purchase Option Agreement in respect of Series #AGHOWL Asset (1)

Exhibit 6.9 – Purchase Option Agreement in respect of Series #EINSTEIN Asset (1)

Exhibit 6.10 – Purchase Option Agreement in respect of Series #FROST Asset (1)

Exhibit 6.11 – Purchase Option Agreement in respect of Series #POTTER Asset (1)

Exhibit 6.12 – Purchase Option Agreement in respect of Series #ROOSEVELT Asset (1)

Exhibit 6.13 – Purchase Option Agreement in respect of Series #TWOCITIES Asset (1)

Exhibit 6.14 – Purchase Option Agreement in respect of Series #ULYSSES Asset (1)

Exhibit 6.15 – Purchase Option Agreement in respect of Series #YOKO Asset (1)

Exhibit 6.16 – Purchase Agreement in respect of Series #70RLEX Asset (3)

Exhibit 6.17 – Purchase Agreement in respect of Series #RLEXPEPSI Asset (3)

Exhibit 6.18 – Purchase Agreement in respect of Series #SMURF Asset (5)

Exhibit 6.19 – Purchase Agreement in respect of Series #APEOD Asset (5)

Exhibit 6.20 – Purchase Agreement in respect of Series #APROAK Asset (5)

Exhibit 6.21 – Purchase Option Agreement in respect of Series #15PTKWT Asset (5)

Exhibit 6.22 – Purchase Agreement in respect of Series #18ZION Asset (5)

Exhibit 6.23 – Purchase Agreement in respect of Series #75ALI Asset (5)

Exhibit 6.24 – Purchase Agreement in respect of Series #88JORDAN Asset (5)

Exhibit 6.25 – Purchase Agreement in respect of Series #APOLLO11 Asset (5)

Exhibit 6.26 – Purchase Agreement in respect of Series #BIRKINBLEU Asset (5)

Exhibit 6.27 – Purchase Agreement in respect of Series #SNOOPY Asset (6)

Exhibit 6.28 – Purchase Option Agreement in respect of Series #HONUS Asset (6)

Exhibit 6.29 – Purchase Agreement in respect of Series #24RUTHBAT Asset (7)

Exhibit 6.30 – Purchase Agreement in respect of Series #33RUTH Asset (7)

Exhibit 6.31 – Purchase Agreement in respect of Series #56MANTLE Asset (7)

Exhibit 6.32 – Purchase Option Agreement in respect of Series #BIRKINBOR Asset (7)

Exhibit 6.33 – Purchase Option Agreement in respect of Series #HIMALAYA Asset (7)

Exhibit 6.34 – Purchase Option Agreement in respect of Series #SPIDER1 Asset (7)

Exhibit 6.35 – Purchase Option Agreement in respect of Series #BATMAN3 Asset (7)

Exhibit 6.36 – Purchase Agreement in respect of Series #BOND1 Asset (8)

Exhibit 6.37 – Purchase Agreement in respect of Series #CATCHER Asset (8)

Exhibit 6.38 – Purchase Agreement in respect of Series #LOTR Asset (8)

Exhibit 6.40 – Purchase Agreement in respect of Series #AMZFNT1 Asset (8)

Exhibit 6.41 – Purchase Agreement in respect of Series #HULK1 Asset (8)

Exhibit 6.42 – Purchase Agreement in respect of Series #BATMAN1 Asset (8)

Exhibit 6.43 – Purchase Agreement in respect of Series #55CLEMENTE Asset (8)

Exhibit 6.44 – Purchase Agreement in respect of Series #38DIMAGGIO Asset (8)

Exhibit 6.45 – Purchase Agreement in respect of Series #RUTHBALL1 Asset (8)

Exhibit 6.46 – Purchase Agreement in respect of Series #86JORDAN Asset (9)

Exhibit 6.47 – Purchase Agreement in respect of Series #GMTBLACK1 Asset (9)

III-1

Exhibit 6.48 – Purchase Agreement in respect of Series #SHKSPR4 Asset (9)

Exhibit 6.49 – Purchase Agreement in respect of Series #50JACKIE Asset (9)

Exhibit 6.50 – Purchase Agreement in respect of Series #POKEMON1 Asset (9)

Exhibit 6.51 – Purchase Option Agreement in respect of Series #FANFOUR1 Asset (9)

Exhibit 6.52 – Purchase Agreement in respect of Series #CHURCHILL Asset (9)

Exhibit 6.53 – Purchase Agreement in respect of Series #ANMLFARM Asset (9)

Exhibit 6.54 – Purchase Option Agreement in respect of Series #CAPTAIN3 Asset (9)

Exhibit 6.55 – Purchase Option Agreement in respect of Series #SUPER21 Asset (9)

Exhibit 6.56 – Purchase Option Agreement in respect of Series #SOBLACK Asset (9)

Exhibit 6.57 – Purchase Option Agreement in respect of Series #FAUBOURG Asset (9)

Exhibit 6.58 – Purchase Option Agreement in respect of Series #BIRKINTAN Asset (9)

Exhibit 6.59 – Upper90 Secured Demand Promissory Term Note (9)

Exhibit 6.60 - Purchase Agreement in respect of Series #56TEDWILL Asset (10)

Exhibit 6.61 - Purchase Agreement in respect of Series #03LEBRON Asset (10)

Exhibit 6.62 - Purchase Agreement in respect of Series #03JORDAN Asset (10)

Exhibit 6.63 - Purchase Agreement in respect of Series #68MAYS Asset (10)

Exhibit 6.64 - Purchase Agreement in respect of Series #51MANTLE Asset (10)

Exhibit 6.65 - Purchase Option Agreement in respect of Series #85MARIO Asset (10)

Exhibit 6.66 - Purchase Agreement in respect of Series #TKAM Asset (10)

Exhibit 6.67 - Purchase Option Agreement in respect of Series #TMNT1 Asset (10)

Exhibit 6.68 - Purchase Agreement in respect of Series #LINCOLN Asset (10)

Exhibit 6.69 - Purchase Agreement in respect of Series #61JFK Asset (10)

Exhibit 6.70 - Purchase Option Agreement in respect of Series #GATSBY Asset (10)

Exhibit 6.71 - Purchase Option Agreement in respect of Series #NEWTON Asset (10)

Exhibit 6.72 - Purchase Agreement in respect of Series #BATMAN6 Asset (10)

Exhibit 6.73 - Purchase Agreement in respect of Series #STARWARS1 Asset (10)

Exhibit 6.74 - Purchase Agreement in respect of Series #DAREDEV1 Asset (10)

Exhibit 6.75 - Purchase Option Agreement in respect of Series #ALICE Asset (11)

Exhibit 6.76 - Purchase Agreement in respect of Series #14DRC Asset (11)

Exhibit 6.77 - Purchase Agreement in respect of Series #05LATOUR Asset (11)

Exhibit 6.78 - Purchase Agreement in respect of Series #16PETRUS Asset (11)

Exhibit 6.79 - Purchase Agreement in respect of Series #16SCREAG Asset (11)

Exhibit 6.80 - Purchase Option Agreement in respect of Series #HALONFR Asset (11)

Exhibit 6.81 - Purchase Agreement in respect of Series #03KOBE Asset (11)

Exhibit 6.82 - Purchase Agreement in respect of Series #86RICE Asset (11)

Exhibit 6.83 - Purchase Agreement in respect of Series #AVENGERS1 Asset (11)

Exhibit 6.84 - Purchase Agreement in respect of Series #SUPER14 Asset (11)

Exhibit 6.85 - Purchase Agreement in respect of Series #94JETER Asset (11)

Exhibit 6.86 - Purchase Agreement in respect of Series #62MANTLE Asset (11)

Exhibit 6.87 - Purchase Agreement in respect of Series #DUNE Asset (11)

Exhibit 6.88 - Purchase Agreement in respect of Series #TOS39 Asset (11)

Exhibit 6.89 - Purchase Option Agreement in respect of Series #2020TOPPS Asset (11)

Exhibit 6.90 - Purchase Agreement in respect of Series #93DAYTONA Asset (11)

Exhibit 6.91 - Purchase Agreement in respect of Series #TORNEK Asset (11)

Exhibit 6.92 - Purchase Agreement in respect of Series #57STARR Asset (11)

Exhibit 6.93 - Purchase Agreement in respect of Series #57MANTLE Asset (11)

Exhibit 6.94 - Purchase Agreement in respect of Series #39TEDWILL Asset (11)

Exhibit 6.95 - Purchase Agreement in respect of Series #37HEISMAN Asset (12)

Exhibit 6.96 - Purchase Agreement in respect of Series #JUSTICE1 Asset (12)

Exhibit 6.97 - Purchase Agreement in respect of Series #AF15 Asset (12)

Exhibit 6.98 - Purchase Agreement in respect of Series #59JFK Asset (12)

Exhibit 6.99 - Purchase Agreement in respect of Series #CLEMENTE2 Asset (12)

Exhibit 6.100 - Purchase Agreement in respect of Series #SPIDER10 Asset (12)

Exhibit 6.101 - Purchase Agreement in respect of Series #GRAPES Asset (12)

Exhibit 6.102 - Purchase Agreement in respect of Series #09TROUT Asset (12)

Exhibit 6.103 - Purchase Agreement in respect of Series #JOBSMAC Asset (12)

III-1

Exhibit 6.104 - Purchase Agreement in respect of Series #AVENGE57 Asset (12)

Exhibit 6.105 - Purchase Agreement in respect of Series #PICNIC Asset (12)

Exhibit 6.106 - Purchase Agreement in respect of Series #79STELLA Asset (12)

Exhibit 6.107 - Purchase Agreement in respect of Series #KEROUAC Asset

Exhibit 6.108 - Purchase Agreement in respect of Series #09BEAUX Asset

Exhibit 6.109 - Purchase Agreement in respect of Series #13BEAUX Asset

Exhibit 6.110 - Purchase Agreement in respect of Series #09RBLEROY Asset

Exhibit 6.111 - Purchase Agreement in respect of Series #00MOUTON Asset

Exhibit 6.112 - Purchase Agreement in respect of Series #11BELAIR Asset

Exhibit 6.113 - Purchase Agreement in respect of Series #06BRM Asset

Exhibit 6.114 - Purchase Agreement in respect of Series #17DUJAC Asset

Exhibit 6.115 - Purchase Agreement in respect of Series #00NEWMAN Asset

Exhibit 6.116 - Purchase Agreement in respect of Series #NASA1 Asset

Exhibit 6.117 - Purchase Agreement in respect of Series #03KOBE2 Asset

Exhibit 6.118 - Purchase Agreement in respect of Series #FAUBOURG2 Asset

Exhibit 8.1 – Subscription Escrow Agreement (1)

Exhibit 8.2 – Custodian Agreement with DriveWealth, LLC (5)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Duane Morris LLP

Exhibit 13.1 – Amended and Restated Testing the Water Materials (3)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on August 13, 2019

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on August 19, 2019

(3)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on September 16, 2019

(4)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 4, 2019

(5)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 21, 2019

(6)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on November 15, 2019

(7)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on December 5, 2019

(8)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on February 7, 2020

(9)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on March 31, 2020

(10)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on May 26, 2020

(11)Previously filed as an exhibit to the Company’s Form1-A/A filed with the Commission July 10, 2020

(12)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission August 7, 2020

III-1

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE ARCHIVE MANAGER, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	September 15, 2020
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	September 15, 2020
RSE ARCHIVE MANAGER, LLC By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	September 15, 2020